Exhibit 10.1

$41,250,000

Senior Secured Super Priority

Debtor-In-Possession Credit Agreement

dated as of December 18, 2019

among

Approach Resources Inc.,

as Borrower,

the Guarantors Party Hereto,

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Issuing Bank,

and

The Lenders Party Hereto

JPMorgan Securities LLC

Sole Lead Arranger and Sole Bookrunner

Table Of Contents

Page

Article I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Terms Defined Above1
Section 1.02	Certain Defined Terms1
Section 1.03	Types of Loans and Borrowings26
Section 1.04	Terms Generally; Rules of Construction26
Section 1.05	Accounting Terms and Determinations; GAAP26
Section 1.06	Divisions27

Article II
THE CREDITS

Section 2.01	Commitments27
Section 2.02	Loans and Borrowings27
Section 2.03	Requests for Borrowings28
Section 2.04	Interest Elections29
Section 2.05	Funding of Lenders31
Section 2.06	Scheduled Termination of Commitments31
Section 2.07	Letters of Credit31

Article III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01	Repayment of Loans37
Section 3.02	Interest37
Section 3.03	Alternate Rate of Interest38
Section 3.04	Prepayments39
Section 3.05	Fees41

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs42
Section 4.02	Presumption of Payment by the Borrower43
Section 4.03	Certain Deductions by the Administrative Agent43
Section 4.04	Disposition of Proceeds43

Article V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01	Increased Costs44
Section 5.02	Break Funding Payments45
Section 5.03	Taxes45

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Section 5.04	Mitigation Obligations; Replacement of Lenders49
Section 5.05	Illegality50

Article VI
CONDITIONS PRECEDENT

Section 6.01	Effective Date50
Section 6.02	Each Credit Event53

Article VII
REPRESENTATIONS AND WARRANTIES

Section 7.01	Organization; Powers54
Section 7.02	Authority; Enforceability54
Section 7.03	Approvals; No Conflicts54
Section 7.04	Financial Condition; No Material Adverse Change55
Section 7.05	Litigation55
Section 7.06	Environmental Matters56
Section 7.07	Compliance with the Laws and Agreements; No Defaults57
Section 7.08	Investment Company Act57
Section 7.09	Taxes57
Section 7.10	ERISA57
Section 7.11	Disclosure; No Material Misstatements58
Section 7.12	Insurance59
Section 7.13	Restriction on Liens59
Section 7.14	Subsidiaries59
Section 7.15	Entity Information59
Section 7.16	Properties; Titles, Etc59
Section 7.17	Maintenance of Properties60
Section 7.18	Swap Agreements61
Section 7.19	Use of Loans and Letters of Credit61
Section 7.20	Anti-Corruption Laws and Sanctions61
Section 7.21	EEA Financial Institutions62
Section 7.22	Security Interests62
Section 7.23	Reorganization Matters62

Article VIII
AFFIRMATIVE COVENANTS

Section 8.01	Financial Statements; Other Information63
Section 8.02	Notices of Material Events66
Section 8.03	Existence; Conduct of Business67
Section 8.04	Payment of Obligations67
Section 8.05	Performance of Obligations under Loan Documents67
Section 8.06	Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens67
Section 8.07	Insurance68

Page

Section 8.08	Books and Records; Inspection Rights68
Section 8.09	Compliance with Laws69
Section 8.10	Environmental Matters69
Section 8.11	Further Assurances70
Section 8.12	Reserve Reports70
Section 8.13	Title Information71
Section 8.14	ERISA Compliance71
Section 8.15	Marketing Activities71
Section 8.16	Commodity Exchange Act Keepwell Provisions72
Section 8.17	Deposit Accounts72
Section 8.18	Case Milestones72
Section 8.19	Cash Management74

Article IX
NEGATIVE COVENANTS

Section 9.01	DIP Budget74
Section 9.02	Debt74
Section 9.03	Liens75
Section 9.04	Dividends and Distributions and Payments in Respect of Debt76
Section 9.05	Investments, Loans and Advances76
Section 9.06	Nature of Business77
Section 9.07	Proceeds of Loans77
Section 9.08	ERISA77
Section 9.09	Mergers, etc78
Section 9.10	Sale of Properties and Termination of Swap Agreements78
Section 9.11	Transactions with Affiliates78
Section 9.12	Subsidiaries78
Section 9.13	Negative Pledge Agreements; Dividend and Other Restrictions79
Section 9.14	Gas Imbalances, Take-or-Pay or Other Prepayments79
Section 9.15	Swap Agreements79
Section 9.16	Reserved79
Section 9.17	Amendments to Organizational Documents79
Section 9.18	Fiscal Year79
Section 9.19	Chapter 11 Claims79
Section 9.20	Other Financings80
Section 9.21	Superpriority Claims80

Article X
EVENTS OF DEFAULT; REMEDIES

Section 10.01	Events of Default80
Section 10.02	Remedies83

Page

Article XI
THE AGENTS

Section 11.01	Appointment; Powers84
Section 11.02	Duties and Obligations of Administrative Agent85
Section 11.03	Action by Administrative Agent85
Section 11.04	Reliance by Administrative Agent86
Section 11.05	Subagents86
Section 11.06	Resignation or Removal of Administrative Agent86
Section 11.07	Agents as Lenders87
Section 11.08	No Reliance87
Section 11.09	Administrative Agent May File Proofs of Claim88
Section 11.10	Authority of Administrative Agent to Release Collateral, Liens and Guarantors; Assignment of Swap Agreements88
Section 11.11	The Arranger; Agents89

Article XII
MISCELLANEOUS

Section 12.01	Notices89
Section 12.02	Waivers; Amendments90
Section 12.03	Expenses, Indemnity; Damage Waiver92
Section 12.04	Successors and Assigns94
Section 12.05	Survival; Revival; Reinstatement98
Section 12.06	Counterparts; Integration; Effectiveness98
Section 12.07	Severability99
Section 12.08	Right of Setoff99
Section 12.09	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS99
Section 12.10	Headings101
Section 12.11	Confidentiality101
Section 12.12	Interest Rate Limitation101
Section 12.13	EXCULPATION PROVISIONS102
Section 12.14	Reserved102
Section 12.15	No Third Party Beneficiaries103
Section 12.16	USA Patriot Act Notice103
Section 12.17	No Advisory or Fiduciary Responsibility103
Section 12.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions103
Section 12.19	Credit Bidding104
Section 12.20	Incorporation of DIP Order by Reference105

Article XIII
COLLATERAL

Section 13.01	Grant of Security Interest105
Section 13.02	Assignment of As-Extracted Collateral107
Section 13.03	Perfection of Security Interest108

Page

Section 13.04	Right to Cure109
Section 13.05	The Administrative Agent’s and Lenders’ Rights, Duties, and Liabilities109
Section 13.06	Rights in Respect of Investment Property109
Section 13.07	Remedies110

Article XIV
GUARANTY

Section 14.01	Guaranty; Limitation of Liability113
Section 14.02	Guaranty Absolute113
Section 14.03	Waivers and Acknowledgments114
Section 14.04	Subrogation115
Section 14.05	Continuing Guaranty; Assignments116
Section 14.06	Release116

v

Annexes, Exhibits and Schedules

Annex I	List of Commitments
Annex II	Existing Letters of Credit
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	DIP Budget
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.18	Swap Agreements
Schedule 9.05	Existing Investments

PAGE

This Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019, is among: Approach Resources Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Guarantors party hereto; each of the Issuing Banks and Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.

On November 18, 2019 (the “Petition Date”), the Borrower and its Subsidiaries each commenced a voluntary case (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and the Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

B.

From and after the Petition Date, the Borrower and the Guarantors continue to operate their business and manage their property as debtors and debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

C.

The Borrower seeks to obtain post-petition debtor-in-possession credit financing (the “DIP Facility”) consisting of (i) new money revolving credit in an aggregate amount not to exceed $16,500,000 and (ii) a roll-up in the amount of $24,750,000 upon entry of the DIP Order (defined below), in accordance with the terms and conditions set forth in the Loan Documents (defined below).

D.	All of the claims and the liens granted under the DIP Order and the Loan Documents in respect of the DIP Facility shall be subject to the Carve-Out.
E.	In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

Article I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01Terms Defined Above

.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02Certain Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Plan” means a Chapter 11 Plan in form and substance satisfactory to the Administrative Agent and the Prepetition Administrative Agent that (i) provides for the termination of the unused commitments under the Facility and the Payment in Full of the Indebtedness (and, as applicable, cash collateralization of any issued and undrawn Letters of Credit) upon the effective date of such plan, (ii) provides that the effective date of such plan shall occur by a date that is within the applicable Case Milestones, and (iii) contains customary releases and other exculpatory provisions for the benefit of the Administrative Agent, the Lenders, the Prepetition Administrative Agent and the Prepetition Lenders.

“Account Control Agreement” means any control agreement which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Deposit Account, securities account or commodities account and executed by the institutions maintaining a Deposit Account, securities account or commodities account (as applicable) in the name of the Borrower and each Domestic Subsidiary, in each case, as required by Section 8.17, in form and substance reasonably acceptable to the Administrative Agent.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and any sub-agent of the Administrative Agent appointed by the Administrative Agent hereunder in accordance with the terms hereof; and “Agent” shall mean any of them individually as the context requires.

“Aggregate Commitments” at any time shall equal the sum of the Commitments.

“Agreement” means this Senior Secured Super Priority Debtor-in-Possession Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth herein.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, enacted or promulgated by any Governmental Authority having jurisdiction over the Borrower or its Subsidiaries.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender’s Commitment as such percentage is set forth on Annex I; provided that in the case of Section 2.07(k) when a Defaulting Lender shall exist, “Applicable Percentage” as used in such Section 2.07(k) shall mean the percentage of the Aggregate Commitments (disregarding any Defaulting Lender’s Commitments) represented by such Lender’s Commitment.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) DeGolyer and MacNaughton, (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company Petroleum Consultants, L.P., and (d) any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arranger” means JPMorgan Securities LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“As-Extracted Collateral” has the meaning assigned to such term in the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of the Administrative Agent under Article XIII of this Agreement.

“Asset Sale” means any sale, transfer, assignment, conveyance or other disposition by any Credit Party of any of its Property to any Person that is not a Credit Party, but excluding sales and other dispositions of Property permitted pursuant to Section 9.10.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Avoidance Actions” has the meaning set forth in the DIP Order.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any of the following bank services:  (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower, any Subsidiary or any Guarantor.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Bid Deadline” has the meaning given thereto in Section 8.18.

“Bid Procedures” has the meaning given thereto in Section 8.18.

“Bid Procedures and Sale Motion” has the meaning given thereto in Section 8.18.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base Properties” means the proved Oil and Gas Properties and related Midstream Assets of the Credit Parties evaluated in the most recently delivered Reserve Report or Prepetition Reserve Report, as applicable.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Budgeted Expenses” means expenses permitted to be paid by the Credit Parties in accordance with the DIP Budget, subject to the Permitted Variances.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect on the date hereof, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Carve-Out” shall have the meaning set forth in the DIP Order.

“Case Milestones” has the meaning given thereto in Section 8.18.

“Cash Collateral Order” means an order in form and substance approved by the Administrative Agent regarding the Credit Parties’ use of cash collateral and related matters, as such order may be amended, supplemented or modified with the prior approval of the Administrative Agent.

“Cash Management Order” means an order in form and substance approved by the Administrative Agent regarding the Credit Parties’ cash management system, bank accounts, cash collections and disbursements, intercompany transactions, bank fees, business forms, corporate cards and related matters, as such order may be amended, supplemented or modified with the prior approval of the Administrative Agent.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

“Chapter 11 Plan” means a plan of reorganization or liquidation filed in any of the Chapter 11 Cases under Section 1121 of the Bankruptcy Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” has the meaning given thereto in Section 13.01.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make DIP Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the amount set forth opposite such Lender’s name on Annex I under each column to the extent in effect at such time, as the same may be reduced, terminated, or otherwise modified from time to time pursuant to the terms hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Confirmation Order” has the meaning given thereto in Section 8.18.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.

“Debt” means, for any Person, the sum of the following (without duplication):

(a)	all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;

(b)	all obligations of such Person (whether contingent or otherwise) in respect of issued letters of credit, surety or other bonds and similar instruments;
(c)

all accounts payable and all accrued expenses or liabilities owing to trade creditors, other than liabilities of such Person to trade creditors from time to time incurred in the ordinary course of business which are not greater than 120 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d)	all obligations of such Person with respect to Disqualified Capital Stock;
(e)	all obligations of such Person to pay the deferred purchase price of Property or services;
(f)	all obligations under Capital Leases;
(g)	all obligations under Synthetic Leases;
(h)

all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;

(i)

all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(j)

all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others;

(k)	any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and
(l)	the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its DIP Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective DIP Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company has) (i) been placed into receivership, conservatorship or bankruptcy; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof or (ii) become the subject of a Bail-In Action.

“Deposit Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“DIP Budget” means a 13-week cash flow budget detailing the Credit Parties’ anticipated cash receipts and expenditures (including professional fees and expenses), as amended, supplemented, or replaced from time to time in accordance with this Agreement, which budget (and any amendments thereto or replacements thereof) shall be in form and substance reasonably acceptable to the Administrative Agent as to reasonable and necessary ordinary course of business items and as to other items including a wind down budget on terms acceptable to the Agent and shall be incorporated into the DIP Order and shall be consistent with the budgets previously delivered pursuant to the Cash Collateral Order.

“DIP Cash Collateral” means cash collateral, as such term is defined in Section 363(a) of the Bankruptcy Code and as defined in the DIP Order, arising from or relating to Collateral granted to the Administrative Agent for the benefit of the Lenders.

“DIP Loans” means the loans made by the Lenders from time to time pursuant to Section 2.01(a).

“DIP Order” means an order of the Bankruptcy Court in the Chapter 11 Cases authorizing and approving, among other things, (a) the Facility and the extensions of credit thereunder, including the incurrence by the Credit Parties of secured indebtedness in accordance with this Agreement, (b) the form of this Agreement and the other Loan Documents, (c) the granting of Liens and claims by the Credit Parties in favor of the Administrative Agent and Lenders, (d) the Roll-Up, (e) the payment by the Credit Parties of the fees contemplated by this Agreement, (f) the provision of adequate protection to the Prepetition Lenders in a manner satisfactory to the Majority Lenders and the Prepetition Majority Lenders, (g) the other obligations of the Credit Parties under this Agreement and the other Loan Documents, and (h) such other matters as are usual and customary for orders of this kind, which order shall be in form and substance satisfactory to the Administrative Agent in all respects, which order shall not have been vacated, reversed, modified or stayed, and as the same may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof but only with the written consent of the Administrative Agent.

“Disclosure Statement” has the meaning given thereto in Section 8.18.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary is treated as a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies (other than Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA) that arose prior to the Petition Date and which were, as of the Petition Date, not delinquent or which were being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens arising by operation of law in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlords’, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (d) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) subject to the Cash Management Order, banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) to the extent in accordance with the DIP Budget, Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and (h) to the extent arising prior to the Petition Date, judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.

“Excluded Collateral” has the meaning given thereto in Section 13.01.

“Excluded Deposit Account” means any Deposit Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) or (ii)  which is used as an escrow account or as a fiduciary or trust account and solely contains deposits made for the benefit of another Person, (other than the Borrower or any Subsidiary), and which such deposits are held in such Deposit Account on behalf of, and for the benefit of, such other Person.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however documented) franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Administrative Agent, Lender, Issuing Bank or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Administrative Agent, Lender, Issuing Bank or other recipient and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender, Issuing Bank or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender, any United States federal withholding tax that is imposed on amounts payable to such Lender pursuant to any law that was in effect on the date on which such Lender becomes a party to this Agreement, (other than pursuant to an assignment request by Borrower under Section 5.04), or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03, (c) Taxes attributable to such recipient’s failure to comply with Section 5.03(f), and (d) any United States federal withholding taxes imposed by FATCA.

“Existing Letters of Credit” means the letters of credit listed on Annex II hereto.

“Exigent Circumstance” means the existence of any of the following events or conditions, in each case as determined by the Administrative Agent: (i) any material portion of the Collateral threatens to decline speedily in value; (ii) the Administrative Agent believes that fraud, concealment, material misrepresentation, theft or the withholding or fraudulent removal of the Collateral or proceeds of a material portion of the Collateral has occurred; (iii) a Person (other than a Secured Party in their capacity as such) repossesses or forecloses upon any material portion of the Collateral; or (iv) any other event or circumstance occurs or exists that materially and imminently threatens the value or liquidation prospects of any material portion of the Collateral, the enforceability or priority of the Liens securing the Indebtedness or the collectability thereof.

“Extraordinary Receipts” means the cash proceeds received by any Credit Party not in the ordinary course of business (and not consisting of proceeds from the sale of inventory sold in the ordinary course of business), including, without limitation, (a) proceeds under any insurance policy on account of damage or destruction of any assets or property of such Credit Party, (b) indemnity payments, (d) foreign, United States, state or local tax refunds, (c) pension plan reversions and (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

“Facility” means the credit facility described in Section 2.01(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means, collectively, that certain letter agreement regarding fees dated as of the date hereof among the Administrative Agent and the Borrower, and any other letter agreement regarding fees entered into from time to time between or among the Administrative Agent and the Borrower.

“Financial Officer” means, for any Person, the chief financial officer, principal financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Day Orders” has the meaning given thereto in Section 6.01(m).

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guaranteed Obligations” has the meaning given thereto in Section 14.01.

“Guarantors” means:

(a)Approach Oil & Gas Inc., a Delaware corporation,

(b)Approach Resources I, LP, a Texas limited partnership,

(c)Approach Services, LLC, a Delaware limited liability company,

(d)Approach Midstream Holdings LLC, a Delaware limited liability company,

(e)Approach Operating, LLC, a Delaware limited liability company and

(f)Approach Delaware, LLC, a Delaware limited liability company.

“Guaranty” has the meaning given thereto in Section 14.01.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means, with respect to the Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect such Borrowing Base Properties with a value (as determined by the Administrative Agent in good faith) greater than five percent (5%) of the value (as determined by the Administrative Agent in good faith) of all such Borrowing Base Properties.

“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate”.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  (a) to any Agent, the Issuing Bank or any Lender under any Loan Document, including all interest on any of the Loans; (b) any Bank Products Provider in respect of Bank Products; and (c) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document other than Excluded Taxes.

“Industry Competitor” means any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that, directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the next succeeding calendar month.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person:  (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business and in amounts included in the DIP Budget (including Permitted Variances)); (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Property” has the meaning assigned to such term in the UCC.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Commitment” at any time means $500,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letters of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided further that if any Interpolated Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for the purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Fee Letter, and the Security Instruments.

“Loans” means the DIP Loans and the Roll-Up Loans.

“Majority Lenders” means, (a) if there are less than three Lenders at such time, all Lenders, and (b) if there are three or more Lenders at such time, (i) at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Commitments; and (ii) at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on, (a) the business, operations, Property, or financial condition of the Credit Parties, taken as a whole, other than any change, event, effect, or occurrence, arising individually or in the aggregate, solely from (i) events leading up to the commencement of the Chapter 11 Cases, (ii) events that would reasonably be expected to result from the filing or commencement of the Chapter 11 Cases or the announcement of the filing of the Chapter 11 Cases, or (iii) the commencement of the Chapter 11 Cases, (c) the ability of the Credit Parties to perform their obligations under the Loan Documents, taken as a whole, (d) the validity or enforceability of any Loan Document or (e) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $500,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Maturity Date” means June 18, 2020.

“Midstream Activities” means the ownership, operation, maintenance, expansion, construction, commissioning and decommissioning of, and acquisition of, natural gas, oil, condensate, and water conditioning, treating, processing, and, as applicable, compression facilities, gathering systems and pipelines, marketing of capacity on such gathering systems and pipelines, buying and selling natural gas, oil, condensate, and water in connection therewith, the provision of compression services in connection therewith, and all other acts or activities incidental or related to any of the foregoing.

“Midstream Assets” means Property of the type used in the operation of Midstream Activities.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any real Property owned by the Borrower or any Guarantor, including all Oil and Gas Properties that constitute real Property.

“Net Proceeds” means the aggregate cash proceeds received by a Credit Party in respect of any sale, lease, conveyance, disposition or other transfer of Property (including any cash subsequently received upon the sale or other disposition or collection of any noncash consideration received in any sale) or any incurrence of Debt, net of (a) the direct costs relating to such sale of Property or incurrence of Debt (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties), (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (c) Debt (other than the Indebtedness) which is secured by a Lien upon any of the assets being sold and which must be repaid as a result of such sale, in each case, to the extent included in the DIP Budget.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby

(including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (a) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (b) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (c) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Borrower and its Subsidiaries, as the context requires. For the avoidance of doubt, “Oil and Gas Properties” shall include the Midstream Assets.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or the Issuing Bank, Taxes imposed as a result of a present or former connection between such Administrative Agent, Lender or Issuing Bank and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, excise, property or other similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Paid in Full” or “Payment in Full” means the Indebtedness hereunder has been indefeasibly paid in full in cash (other than (i) contingent indemnification obligations for which no claim has been asserted and (ii) any Letters of Credit outstanding that (A) have been cash collateralized pursuant to Section 2.07(j) or (B) have had other arrangements made with respect to them that are satisfactory to the Issuing Bank) and the Commitments have been terminated.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Variances” has the meaning given thereto in Section 9.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Pledged Collateral” has the meaning given thereto in Section 13.06.

“Prepetition Administrative Agent” has the meaning set forth in the definition of “Prepetition Secured Debt”.

“Prepetition Credit Agreement” has the meaning set forth in the definition of “Prepetition Secured Debt”.

“Prepetition Debt” means the Debt of the Credit Parties outstanding immediately prior to the Petition Date.

“Prepetition Lenders” has the meaning set forth in the definition of “Prepetition Secured Debt”.

“Prepetition Loan Documents” has the meaning assigned to the term “Loan Documents” in the Prepetition Credit Agreement.

“Prepetition Majority Lenders” has the meaning assigned to the term “Majority Lenders” in the Prepetition Credit Agreement.

“Prepetition Reserve Report” has the meaning assigned to the term “Reserve Report” in the Prepetition Credit Agreement.

“Prepetition Secured Debt” means the Debt of the Credit Parties outstanding immediately prior to the Petition Date pursuant to that certain Amended and Restated Credit Agreement, dated as of May 7, 2014 (as amended or otherwise modified from time to time, the “Prepetition Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Prepetition Administrative Agent”), the lenders from time to time party thereto (the “Prepetition Lenders”), and the other agents and parties from time to time party thereto.

“Prepetition Secured Loans” means the “Loans” (as defined in the Prepetition Credit Agreement) made by the Prepetition Lenders to the Borrower pursuant to the Prepetition Credit Agreement that are outstanding as of any date of determination.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Professional Fees” shall have the meaning set forth in the DIP Order.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Redemption” means, with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Reorganization Plan” means a chapter 11 plan of reorganization of any Credit Party in the Chapter 11 Cases.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and reflecting Swap Agreements in place with respect to such production.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer, any Executive Vice President, or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interest in the Borrower or any of its Subsidiaries.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s DIP Loans and its LC Exposure at such time.

“Roll-Up” has the meaning given thereto in Section 2.01.

“Roll-Up Loans” has the meaning given thereto in Section 2.01.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sale Approval Order” has the meaning given thereto in Section 8.18.

“Sale Transaction” has the meaning given thereto in Section 8.18.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Sudan, Syria and Venezuela).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing subsections (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Section 363 Sale” means a sale of all or substantially all of the assets and business of the Credit Parties conducted pursuant to Section 363 of the Bankruptcy Code.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank and the Bank Products Providers, and “Secured Party” means any of them individually.

“Security Instruments” means this Agreement, the DIP Order, any Account Control Agreement, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Credit Party as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Leases” means (i) each oil and gas lease subject to the University Approach Consolidated Drilling and Development Unit Agreement, among Approach Oil & Gas Inc., Approach Resources I, LP, Approach Operating, LLC, the State of Texas and the Board for Lease of University Lands, dated July 1, 2013, (ii) the Oil and Gas Lease Agreement among William Carl Pfluger, Addision Lee Pfluger, William Lee Strauss, Anne Strauss Calaway, Jane Strauss Northern, and their respective successors and assigns, and Approach Oil & Gas Inc., dated January 21, 2011, (iii) the Paid Up Oil and Gas Lease between the Paul S. Reynolds Trust and Approach Oil & Gas Inc., dated March 25, 2011 (iv) the Term Assignment and Agreement between Nordstrand Engineering, Inc., Crump Family Partnership, Ltd. And Approach Oil & Gas Inc.,

dated June 26, 2018 and (v) the Term Assignment and Agreement between Epic Permian Resources LLC and Approach Oil & Gas Inc., dated May 8, 2018.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Superpriority Claim” means a claim against a Credit Party in any of the Chapter 11 Cases that is a superpriority administrative expense claim, subject to the Carve-Out, having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546, 726, 1113 and/or 1114 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the entry of an order approving a Section 363 Sale, (c) the effective date of any Acceptable Plan or any other Chapter 11 Plan, (d) the entry of an order for the conversion of any of the Credit Parties’ bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code, (e) the entry of an order for the dismissal of any of the Chapter 11 Cases and (f) at the election of the Administrative Agent, the date on which any Event of Default is continuing.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of DIP Loans, the use of the proceeds thereof (including, without limitation, the Roll-Up), the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on the Collateral pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness by such Guarantor and such Guarantor’s grant of Liens on the Collateral, in each case, pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Credit Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03Types of Loans and Borrowings

.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04Terms Generally; Rules of Construction

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The word “will” as used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import as used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including”, (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (g) for purposes of determining compliance with any provision of this Agreement which requires a determination of whether a certain action or transaction is included in the DIP Budget, permitted under the DIP Budget, or any other analogous phrase, the projections set forth in the DIP Budget as in effect at the time of the applicable action or transaction shall be used to determine compliance.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05Accounting Terms and Determinations; GAAP

.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a consistent basis except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; and provided further that if at any time any change in GAAP or interpretation thereof by the independent auditors of the Credit Parties would require that operating leases entered into in the ordinary course of business be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred and no operating lease shall be treated as a Capital Lease for any purpose hereunder.

Section 1.06Divisions

.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II
THE CREDITS

Section 2.01Commitments

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(a)Revolving Commitments.  Subject to the terms and conditions of this Agreement, each Lender hereby agrees, severally and not jointly, to make revolving loans from time to time, but not more frequently than once per week (unless otherwise agreed to in advance in writing by the Majority Lenders), to the Borrower in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the DIP Loans.

(b)Roll-Up Loans.  On the terms and conditions set forth herein, subject to and on the date of the entry of the DIP Order, Prepetition Secured Loans held by Prepetition Lenders which are also Lenders or Affiliates of Lenders hereunder shall be automatically substituted and exchanged for (and repaid by) loans hereunder (the “Roll-Up Loans”), in an aggregate principal amount equal to $1.50 of Prepetition Secured Loans of such Lender (or its Affiliate) for each $1.00 of Commitments hereunder on the Effective Date by such Lender (or its Affiliate) (and such Roll-Up Loans shall be deemed funded on the Effective Date and shall constitute and shall be deemed to be Loans hereunder) (the foregoing substitution and exchange of Prepetition Secured Loans into Roll-Up Loans shall be defined herein, generally, as the “Roll-Up”).

(c)For the avoidance of doubt, solely with respect to the applicable calculations in determining the Lenders constituting “Majority Lenders” hereunder,  the DIP Loans and the Roll-Up Loans shall constitute a single class of Loans.  Further, for the avoidance of doubt only, the terms Aggregate Commitments and Commitment shall not include the Roll-Up Loans.

Section 2.02Loans and Borrowings

.

(a)Borrowings; Several Obligations.  Each DIP Loan shall be made as part of a Borrowing consisting of DIP Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any DIP Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make DIP Loans as required.

(b)Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e).  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)Notes.  If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed, and each Lender shall return to the Borrower the Note so replaced.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note.  Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03Requests for Borrowings

.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New

York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or, subject to Section 12.01(b), e-mail to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)the amount of the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);

(vi)that the proposed use of the proceeds thereof is for Budgeted Expenses in compliance with the DIP Budget; and

(vii)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent may condition the disbursement of DIP Loans on receipt of such documentation as it shall reasonably require to evidence that the proceeds of such DIP Loans shall be used in accordance with the DIP Budget both as to amount of such DIP Loans and as to the timing of such DIP Loans.  Each Borrowing Request shall constitute a representation by the Credit Parties that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s DIP Loan to be made as part of the requested Borrowing.

Section 2.04Interest Elections

.

(a)Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or, subject to Section 12.01(b), e-mail to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have elected to continue such Borrowing as a Eurodollar Borrowing with an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05Funding of Lenders

.

(a)Funding of Borrowings.  Each Lender shall make each DIP Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such DIP Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its DIP Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its DIP Loan in any particular place or manner.

(b)Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s DIP Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06Scheduled Termination of Commitments

.  Unless previously terminated, the Commitments shall terminate on the Termination Date.

Section 2.07Letters of Credit

.

(a)General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit to the Texas Railroad Commission, as beneficiary, for the Borrower’s own account or for the account of any of its Subsidiaries, to the extent required by the Texas Railroad Commission, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.07(c));

(iv)specifying the amount of such Letter of Credit;

(v)specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the total Revolving Credit Exposures shall not exceed the total Commitments.  No letter of credit issued by the Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by the Borrower contained in the foregoing clauses (x) and (y) are true and correct.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.

(c)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on a date that is no later than 16 months after the date of issuance of such Letter of Credit and may provide for the renewal thereof for additional periods up to 16 months; provided that no such renewal period shall extend beyond October 17, 2021.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.07(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.07(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using DIP Loan proceeds or has submitted a Borrowing Request with respect thereto, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to DIP Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.07(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.07(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section 2.07(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a DIP Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.07(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.07(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, nor shall the provisions of Section 12.03 be construed to provide indemnity to the Issuing Bank with respect to any such failure or the consequences thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.07(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.07(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.07(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent (acting at the direction of the Issuing Bank) demanding the deposit of cash collateral pursuant to this Section 2.07(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iii) the Termination Date shall have occurred, then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, (i) in the case of an Event of Default or the Termination Date, 105% of the LC Exposure (or such lesser amount as may be agreed to by the Issuing Bank), (ii) in the case of the LC Exposure exceeding the LC Commitment, 105% of the amount of such excess, and (iii) in the case of a payment required by Section 3.04(c), 105% of the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.07(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, and any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then:

(i)all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 6.02 are satisfied at such time;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.07(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.07(k), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.07(k), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.07(k), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

Notwithstanding any provision of this Agreement to the contrary, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.07(j), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.07(k)(i) (and any Defaulting Lender shall not participate therein).

(l)LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

Article III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01Repayment of Loans

.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02Interest

.

(a)ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus 5.00% per annum, but in no event to exceed the Highest Lawful Rate.

(b)Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 6.00% per annum, but in no event to exceed the Highest Lawful Rate.

(c)Post-Default Rate.  Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, all Loans outstanding shall automatically bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans, but in no event to exceed the Highest Lawful Rate.

(d)Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on the last Business Day of each calendar month and on the Termination Date; provided that interest accrued pursuant to Section 3.02(c) shall be payable on demand.  In the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03Alternate Rate of Interest

.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii)the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)Notwithstanding anything to the contrary set forth in the foregoing clause (a), if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders  stating that such Majority Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04Prepayments

.

(a)Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)Mandatory Prepayments.

(i)If the total Revolving Credit Exposures exceed the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings in respect of DIP Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to 105% of such excess to be held as cash collateral as provided in Section 2.07(j).

(ii)Promptly following the incurrence of any Debt by any Credit Party (other than Debt permitted under Section 9.02), the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of the Net Proceeds received in respect of such Debt and (B) the then outstanding principal balance of the Loans.  Nothing in this paragraph is intended to permit any Credit Party to incur Debt other than as permitted under Section 9.02, and any such incurrence of Debt shall be a violation of Section 9.02 and a breach of this Agreement, unless consented to by the Majority Lenders in accordance with the terms hereof.

(iii)Promptly following the receipt of any Extraordinary Receipt by any Credit Party in excess of $250,000, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of the Net Proceeds of such Extraordinary Receipt and (B) the then outstanding principal balance of the Loans.

(iv)Promptly following the receipt of Net Proceeds by any Credit Party from any Asset Sale in excess of $250,000, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of the Net Proceeds received in respect of such Asset Sale and (B) the then outstanding principal balance of the Loans.  Nothing in this paragraph is intended to permit any Credit Party to consummate any Asset Sale other than as permitted under Section 9.10, and any such Asset Sale shall be a violation of Section 9.10 and a breach of this Agreement, unless consented to by the Majority Lenders in accordance with the terms hereof.

(v)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vi)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(e)Notice of Prepayment.  The Borrower shall notify the Administrative Agent by written notice of any mandatory prepayment under Section 3.04(c) not later than 11:00 a.m., New York City time, two Business Days before the date of such prepayment.  Each such notice shall specify the prepayment date (which shall be a Business Day), the principal amount of each Borrowing or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Section 3.05Fees

.

(a)Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of 1.00% per annum on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date.  Accrued commitment fees shall be payable in arrears on the last day of each calendar month and on the Termination Date, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate of 6.00% per annum on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)Facility Fee.  On the Effective Date, the Borrower shall pay to the Administrative Agent, for the account of each of the Lenders, upfront fees in an aggregate amount equal to 2.00% of the Commitment of each Lender.

(d)Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

(e)Defaulting Lender Fees.  Subject to Section 2.07(k), the Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender's ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs

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(a)Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC

Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02Presumption of Payment by the Borrower

.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03Certain Deductions by the Administrative Agent

.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.07(d), Section 2.07(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04Disposition of Proceeds

.  Section 13.02 contains an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

Article V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01Increased Costs

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(a)Eurodollar Changes in Law.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except  any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)subject any Lender to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, upon receipt of a certificate described in the following subsection (c), the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02Break Funding Payments

.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03Taxes

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(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by applicable law; provided that if Withholding Agent shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error. Notwithstanding the foregoing, Borrower shall not be required to compensate the Administrative Agent, any Lender or the Issuing Bank pursuant to this Section 5.03(c) for any Indemnified Taxes to the extent that such Indemnified Taxes (i) are attributable to the period beginning 180 days after such Administrative Agent, Lender or Issuing Bank received written notice of the imposition of the Indemnified Taxes if such Administrative Agent, Lender or Issuing Bank has not made a written demand for compensation pursuant to this Section 5.03(c) within 180 days after the receipt of such written notice, and (ii) would not have been imposed if such Lender had designated a different lending office pursuant to Section 5.04(a) or such Lender had been replaced pursuant to Section 5.04(b).

(d)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times prescribed by law or reasonably requested by the Withholding Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and (ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,

(A)any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; and

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g)FATCA.  If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)Tax Refunds. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.03(h), in no event will the applicable Administrative Agent or Lender be required to pay any amount to the Borrower pursuant to this Section 5.03(h) the payment of which would place the applicable Administrative Agent or Lender in a less favorable net-after Tax position than such Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

Section 5.04Mitigation Obligations; Replacement of Lenders

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(a)Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender is a Defaulting Lender or (iv) any Lender has Affected Loans under Section 5.05, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (B) require such Lender to be removed as a Lender under this Agreement and the other Loan Documents with a corresponding reduction in the Aggregate Commitments equal to the Commitment of such Lender; provided that (1) if a Lender is removed as a Lender hereunder, the Borrower has paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including all principal, accrued interest, fees and breakage costs, (2) in the case of a required assignment of interest, the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05Illegality

.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

Article VI
CONDITIONS PRECEDENT

Section 6.01Effective Date

.  The obligations of the Lenders to make DIP Loans and of the Issuing Bank to issue Letters of Credit (other than the Existing Letters of Credit) hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)The Administrative Agent, the Arranger and the Lenders shall have received all commitment, arrangement, upfront, facility and agency fees and all other fees and amounts due and payable by the Credit Parties on or prior to the Effective Date, including reimbursement or payment of all reasonable and documented (in summary form) fees and expenses required to be reimbursed or paid by the Borrower hereunder (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent, and Opportune LLP, financial advisor to the Administrative Agent).

(b)The Prepetition Administrative Agent and the Prepetition Lenders shall have received all reasonable and documented (in summary form) fees and expenses due and payable by the Credit Parties on or prior to the Effective Date pursuant to the Prepetition Loan Documents, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower thereunder.

(c)The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary, or a Responsible Officer of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d)The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(e)The Administrative Agent and the Majority Lenders shall have received from each party hereto or thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Agreement and, to the extent requested by the Administrative Agent, any other Security Instruments.  In connection with the execution and delivery of the Security Instruments, the Majority Lenders shall:

(i)be satisfied that the DIP Order and any other Security Instruments required to be executed on the Effective Date create (or will create, upon proper filing, recording or registration thereof, or upon entry of, the DIP Order) perfected Liens having the priorities set forth in the DIP Order (subject only to Excepted Liens) on all of the tangible and intangible Property of the Credit Parties other than the Excluded Collateral; and

(ii)have received (or its bailee pursuant to the DIP Order has received) certificates, if any, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors.

(f)The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Commitment and its Roll-Up Loans dated as of the date hereof.

(g)The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.  The Administrative Agent acknowledges that as of the Effective Date, it is reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(h)The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and its Subsidiaries for each jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(i)The Administrative Agent shall have received from the Credit Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

(j)The Administrative Agent shall have received the DIP Budget most recently delivered pursuant to the Cash Collateral Order, which DIP Budget shall have been approved by the Administrative Agent.

(k)The Petition Date shall have occurred, and each Credit Party shall be a debtor and a debtor-in-possession in the Chapter 11 Cases.

(l)The Bankruptcy Court shall have entered the DIP Order with such changes as may be acceptable to the Administrative Agent, which DIP Order (x) shall have been entered on the docket of the Bankruptcy Court no later than 30 days after the Petition Date and (y) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect except as otherwise agreed to in writing by the Administrative Agent in its sole discretion; provided that no Lender shall be required to fund any Borrowing and Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit to the extent that the DIP Order does not approve the Roll-Up that is to be consummated pursuant to Section 2.01(b).

(m)The “first day” orders (including, without limitation, any motions related to the Loan Documents, cash management, cash collateral and any critical vendor or supplier motions, but excluding retention applications), in form, scope and substance reasonably satisfactory to the Administrative Agent shall have been entered in the Chapter 11 Cases, in each case in form and substance reasonably satisfactory to the Administrative Agent (the “First Day

Orders”) and shall not have been (x) stayed, vacated or reversed, or (y) amended or modified except as otherwise agreed to in writing by the Administrative Agent in its sole discretion.

(n)If a Borrowing is to made on the Effective Date, the Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(o)The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.  All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance satisfactory to the Administrative Agent and its counsel.  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02Each Credit Event

.  The obligation of each Lender to make a DIP Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than the Existing Letters of Credit), is subject to the satisfaction of the following conditions:

(a)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in a Material Adverse Effect.

(c)The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent (i) any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect such representation and warranty (as so qualified) shall continue to be true and correct in all respects.

(d)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.07(b), as applicable.

(e)No Bankruptcy Court order has been entered authorizing the Credit Parties to obtain financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Secured Parties secured by a security interest or having the priority of an administrative claim unless otherwise consented to by the Administrative Agent in writing.

(f)The DIP Order shall be in full force and effect and shall not have been vacated, reversed, modified, or amended unless otherwise consented to by the Administrative Agent in writing and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal.

(g)The funding of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, shall not cause the total Revolving Credit Exposures to exceed the total Commitments or the amount then authorized by the DIP Order, as the case may be, and any order modifying, reversing, staying or vacating either such order shall not have been entered.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit (other than the Existing Letters of Credit) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c) and Section 6.02(g).

Article VII
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 7.01Organization; Powers

.  Subject to any restriction arising on account of each Credit Party’s status as a “debtor” under the Bankruptcy Code and any required approvals of the Bankruptcy Court, each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect, and in each case, not subject to the automatic stay under the Chapter 11 Cases or executed after the Petition Date.

Section 7.02Authority; Enforceability

.  Subject to the entry of the DIP Order, the Transactions are within each Credit Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational and, if required, stockholder, partner, or member action (including any action required to be taken by any class of directors, partners, members, or managers, as applicable, of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Subject to the entry of the DIP Order, each Loan Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03Approvals; No Conflicts

.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) other than violations arising as a result of the commencement of the Chapter 11 Cases or where enforcement is stayed as upon commencement of the Chapter 11 Cases or as otherwise excused by the Bankruptcy Court, will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) other than violations arising as a result of the commencement of the Chapter 11 Cases or where enforcement is stayed as upon commencement of the Chapter 11 Cases or as otherwise excused by the Bankruptcy Court, will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents or the DIP Order).

Section 7.04Financial Condition; No Material Adverse Change

.

(a)All financial statements relating to any Credit Party which have been or may hereafter be delivered by any Credit Party to the Administrative Agent and the Lenders present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the date(s) and for the period(s) thereof in accordance with GAAP.

(b)Since the Petition Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

(c)Neither the Borrower nor any Subsidiary has on the date hereof any material Debt or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the DIP Budget or the First  Day Orders.

Section 7.05Litigation

.

(a)Except as set forth on Schedule 7.05 and the Chapter 11 Cases, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that challenge the validity or enforceability of any Loan Document.

(b)Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06Environmental Matters

.  Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Borrower:

(a)the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c)there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d)to the knowledge of a Responsible Officer of the Borrower, none of the Properties of the Borrower or any Subsidiary contain or have contained any:  (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)to the knowledge of a Responsible Officer of the Borrower, there has been no Release or threatened Release of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, except in compliance with applicable Environmental Laws; there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of a Responsible Officer of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f)neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and, to the knowledge of a Responsible Officer of the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.

(g)to the knowledge of a Responsible Officer of the Borrower, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

The Borrower and its Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon, in each case that have been requested in writing by the Administrative Agent.

Section 7.07Compliance with the Laws and Agreements; No Defaults

.

(a)Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or where non-compliance therewith is permitted by any applicable Governmental Authority (including any order of the Bankruptcy Court) or as a result of the commencement of the Chapter 11 Cases.

(b)No Default has occurred and is continuing.

Section 7.08Investment Company Act

.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09Taxes

.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes for which payment is stayed or excused under the Bankruptcy Code or that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Tax Lien has been filed (other than Liens for Taxes not yet due and payable) and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge that would, if successfully asserted, have a Material Adverse Effect.

Section 7.10ERISA

.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)The Borrower, its Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)Full payment when due has been made of all amounts which the Borrower, its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability other than for benefits accrued or claims incurred on or before such termination.

(f)Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section

3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11Disclosure; No Material Misstatements

.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (other than industry-wide risks normally associated with the types of business conducted by the Credit Parties to the extent that such risks do not have a disproportionate effect on the Credit Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)).  Taken as a whole, none of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of business conducted by the Credit Parties to the extent that such risks do not have a disproportionate effect on the Credit Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein.  There are no statements or conclusions known to a Responsible Officer or to the chief engineer of the Borrower in any Reserve Report which are based upon or include material misleading information or fail to take into account known material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12Insurance

.  The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.  The Administrative Agent for itself and the benefit of the Lenders has been named as (i) additional insured in respect of such liability insurance policies and (ii) loss payee with respect to Property loss insurance covering the Collateral.

Section 7.13Restriction on Liens

.  Neither the Borrower nor any of its Subsidiaries is a party to any material agreement or arrangement (other than agreements in respect of Prepetition

Debt entered into in accordance with the terms of the Prepetition Credit Agreement, including the Prepetition Loan Documents), or subject to any order, judgment, writ or decree (other than the DIP Order), which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14Subsidiaries

.  Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries.  The Borrower has no Foreign Subsidiaries.  Each Subsidiary on Schedule 7.14 is a Wholly-Owned Subsidiary. All of the outstanding Equity Interests of each Subsidiary have been validly issued, are fully paid and are nonassessable, if applicable, and have not been issued in violation of any preemptive or similar rights.

Section 7.15Entity Information

.  The Borrower’s jurisdiction of organization is the State of Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Approach Resources Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 3568006 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(i) in accordance with Section 12.01).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(i)).

Section 7.16Properties; Titles, Etc

.

(a)Each of the Borrower and the Subsidiaries has good and defensible title to the Borrowing Base Properties (other than, to the extent this representation and warranty is deemed to be made after the Effective Date, those Borrowing Base Properties (i) disposed of in compliance with Section 9.10 since the delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent) and good title to all of its material personal Properties, in each case, (x) free and clear of all Liens except Liens permitted by Section 9.03 and (y) with the exception of Immaterial Title Deficiencies.  After giving full effect to the Excepted Liens, and with the exception of Immaterial Title Deficiencies, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property.

(b)Except as would not reasonably be expected to have a Material Adverse Effect, all oil and gas leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect, and, other than as a result of the commencement of the Chapter 11 Cases, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases the enforcement of which has not been stayed.

(c)Except as would not reasonably be expected to have a Material Adverse Effect, the rights and Properties presently owned, leased or licensed by the Borrower and its Subsidiaries (including all easements and rights of way) include all rights and Properties necessary to permit the Borrower and its Subsidiaries to conduct their business in the same manner as its business has been conducted prior to the date hereof.

(d)Except as would not reasonably be expected to have a Material Adverse Effect, all of the Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

Section 7.17Maintenance of Properties

.  Except for such acts or failures to act as would not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Borrowing Base Properties.  Specifically in connection with the foregoing, except for those as would not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of the Borrower, none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary.  To the knowledge of the Borrower, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 would not reasonably be expected to have a Material Adverse Effect).

Section 7.18Swap Agreements

.  Schedule 7.18, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto not listed on Schedule 7.18 (including any margin required or supplied) (other than the Loan Documents and the Prepetition Loan Documents) and the counterparty to each such agreement.

Section 7.19Use of Loans and Letters of Credit

.  The proceeds of the DIP Loans and the Letters of Credit shall be used in accordance with the DIP Budget (subject to Permitted Variances).  Notwithstanding anything to the contrary herein or elsewhere, neither this Agreement nor any other Loan Document shall restrict the payment of Professional Fees benefitting from the Carve-Out.   The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any DIP Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.20Anti-Corruption Laws and Sanctions

.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors (acting in their respective capacities as such), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Borrower, any Subsidiary or any of their respective directors, officers or employees is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 7.21EEA Financial Institutions

.  No Credit Party is an EEA Financial Institution.

Section 7.22Security Interests

.

(a)This Agreement and the other Loan Documents, upon execution and delivery thereof by the parties thereto and entry of the DIP Order (and subject to the terms therein), will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, which security interest shall be deemed valid and perfected as of the Effective Date by entry of the DIP Order with respect to each Credit Party and which shall constitute continuing Liens on the Collateral having priority over all other Liens on the Collateral, securing all the

Indebtedness, other than the Carve-Out and as otherwise set forth in the DIP Order.  The Lenders shall not be required to file or record (but shall have the option and authority to file or record) any financing statements, mortgages, notices of Lien or similar instruments, in any jurisdiction or filing office or to take any other action in order to validate, perfect or establish the priority of the Liens and security interest granted by or pursuant to this Agreement, any other Loan Document or the DIP Order.

(b)Pursuant to Section 364(c)(1) of the Bankruptcy Code, the Indebtedness of the Credit Parties shall at all times constitute allowed senior administrative expenses against each of the Credit Parties in the Chapter 11 Cases (without the need to file any proof of claim or request for payment of administrative expense), with priority over any and all other administrative expenses, adequate protection claims, diminution claims and all other claims against the Credit Parties, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expense claims arising under Sections 105, 326, 328, 330, 331, 503(b), 506(c) (with any claims arising under Section 506(c) only subject to the entry of the DIP Order), 507(a), 507(b), 546, 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment Lien or other non-consensual Lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and postpetition property of the Credit Parties and their estates and all proceeds thereof, subject, as to priority, only to the Carve-Out and as otherwise set forth in the DIP Order.

Section 7.23Reorganization Matters

.

(a)The Chapter 11 Cases were commenced on the Petition Date in accordance in all material respects with applicable law and proper notice thereof and the proper notice of the motion seeking approval of the Loan Documents and the DIP Order were given; provided that the Borrower shall give, on a timely basis as specified in the DIP Order, all notices required to be given to all parties specified in the DIP Order.

(b)The DIP Order is in full force and effect has not been reversed, stayed, modified or amended in an adverse manner without the Majority Lenders’ consent.

(c)Each DIP Budget and all projected consolidated balance sheets, income statements and cash flow statements of the Credit Parties delivered to the Administrative Agent were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed in good faith by the Borrower to be fair in light of the conditions existing at the time of delivery of such report or projection.

Article VIII
AFFIRMATIVE COVENANTS

Until the Indebtedness has been Paid in Full, the Borrower covenants and agrees with the Lenders that:

Section 8.01Financial Statements; Other Information

.  The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)Annual Financial Statements.  On or before the fifth day after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act of 1924, as amended) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 95 days after the end of each fiscal year), the audited consolidated balance sheet of the Borrower and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Moss Adams LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, which opinion shall not be materially qualified other than with a “going concern” qualification.

(b)Quarterly Financial Statements.  On or before the fifth day after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act of 1924, as amended), with respect to each of the first three fiscal quarters of each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 65 days after the end of each such fiscal quarter), the consolidated balance sheet of the Borrower and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)Certificate of Financial Officer – Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof that is applicable to the Borrower has occurred since the date of the most recently delivered audited financial statements pursuant to Section 8.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)Certificate of Financial Officer – Swap Agreements.  Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b) and the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than the Loan Documents and the Prepetition Loan Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)Certificate of Insurer – Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), one or more certificates of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(f)SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.  Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b), and this Section 8.01(f) may be delivered electronically and shall be deemed to have been delivered on the date on which the Borrower posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(g)Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h)Notice of Extraordinary Receipts.  Prompt written notice, and in any event within five Business Days, of the receipt of any Extraordinary Receipts in excess of $250,000.

(i)Information Regarding Borrower and Guarantors.  Prompt written notice (and in any event within ten days prior thereto (or such shorter period as may be acceptable to Administrative Agent)) of any change (i) in the Borrower or any Guarantor’s name specified in its organizational documents, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or organizational structure or in the jurisdiction in which such Person is organized or formed, (iv) in the Borrower or any Guarantor’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number.

(j)Production Report and Lease Operating Statements.  Not later than forty (40) days after the end of each calendar month, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the operator of record for the Oil and Gas Properties.

(k)Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, bylaws, certificate or articles of organization, regulations, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(l)Other Requested Information.  Promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request.

(m)Deposit Accounts, Etc.  Promptly, and no later than two (2) Business Days after the opening thereof, written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such Deposit Account, commodities account or securities account) to the Administrative Agent of any Deposit Account, commodities account or securities account (other than an Excluded Deposit Account) opened by the Borrower or any Domestic Subsidiary.

(n)Beneficial Ownership Regulation.  Promptly following any written request therefor, any information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including without limitation, any Beneficial Ownership Certification.

(o)DIP Budget.  No later than 5:00 p.m. Central Time on Wednesday of every week commencing with the first such date after the Effective Date (or, if such Wednesday is not a Business Day, then the immediately succeeding Business Day), a proposed DIP Budget for the following rolling 13-week period in form and substance satisfactory to the Administrative Agent, which proposed DIP Budget shall replace and supersede the previously delivered DIP Budget upon the approval thereof by the Administrative Agent.

(p)Variance Reports.  No later than 5:00 p.m. Central Time on Wednesday of every week commencing with the first such date after the Effective Date (or, if such Wednesday is not a Business Day, then the immediately succeeding Business Day), a variance report which shall include a line-by-line reconciliation report showing the variances comparing actual cash receipts and disbursements of the Credit Parties during the immediately-preceding calendar week with corresponding forecasted amounts for such week in the DIP Budget, including written descriptions in reasonable detail explaining any material positive or negative variances.

(q)Reports filed with the Bankruptcy Court.  As soon as practicable in advance of filing with the Bankruptcy Court of any document, motion or pleading relating to or impacting (i) any rights or remedies of the Administrative Agent or any Lender, (ii) the Facility, the Roll-Up, the DIP Order, the Cash Management Order, the Loan Documents, the Prepetition Loan Documents (including the Credit Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (iv) use of cash collateral, (v) debtor-in-possession financing, (vi) adequate protection or otherwise relating to the Prepetition Debt, (vii) any Chapter 11 Plan, (viii) any Section 363 Sale, or (ix) any transaction outside of the ordinary course of business with any Credit Party, all such documents to be filed and provide the Administrative Agent and the Lenders with a reasonable opportunity to review and comment on all such documents.

(r)Acceptable Plan and Section 363 Sale Reports.  Promptly following written notice from the Administrative Agent, telephonic weekly reports by the Credit Parties and their advisors regarding any Acceptable Plan and Section 363 Sale and any other information regarding the Chapter 11 Cases reasonably requested by the Administrative Agent.

(s)Sale Offers. Subject to any confidentiality requirements, the Credit Parties shall promptly deliver to the Administrative Agent any and all material documentation that constitutes a written, bona fide solicitation, offer, or proposed sale or disposition of a material amount of property of any of the Credit Parties’ estates actually received by a Responsible Officer of a Credit Party or its counsel or financial advisor, including, without limitation, letters of inquiry, solicitations, letters of intent, or asset purchase agreements.

Section 8.02Notices of Material Events

.  To the extent the same is not otherwise notified to the Administrative Agent in connection with proper notices and filings with the Bankruptcy Court, the Borrower will promptly furnish to the Administrative Agent (and in any event within three Business Days) written notice of the following (and the Administrative Agent shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)the occurrence of any Default;

(b)the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any other Credit Party (other than the Chapter 11 Cases) not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, would reasonably be expected to result in liability in excess of $500,000; and

(c)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03Existence; Conduct of Business

.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, or other transaction permitted under Section 9.09.

Section 8.04Payment of Obligations

.  In accordance with the Bankruptcy Code and subject to any required approval by an applicable order of the Bankruptcy Court, the Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Borrowing Base Property or any other material Property of the Borrower or any Subsidiary, in each case, unless subject to the automatic stay under the Chapter 11 Cases, and in each case subject to rejection of agreements in accordance with the Bankruptcy Code.

Section 8.05Performance of Obligations under Loan Documents

.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified subject to any required approvals of the Bankruptcy Court.

Section 8.06Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens

.  Except, in each case, where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and subject to clause (g) of this Section 8.06 below, the Borrower, at its own expense, will, and will cause each Subsidiary to (in accordance with and to the extent permitted by the DIP Budget and any Permitted Variance):

(a)operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b)maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Borrowing Base Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities.

(c)promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Borrowing Base Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Borrowing Base Properties and other material Properties.

(e)operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)upon the written request of the Administrative Agent from time to time, use commercially reasonable efforts to cause each Affiliate of the Borrower which operates any of the Borrower's or its Subsidiaries’ Oil and Gas Properties to subordinate pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators’ Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

(g)to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06, but failure of the operator so to comply will not constitute a Default or an Event of Default hereunder.

Section 8.07Insurance

.  The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 8.08Books and Records; Inspection Rights

.  The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made in conformity with GAAP.  The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice (unless an Exigent Circumstance or an Event of Default then exists), at the Credit Parties’ expense , to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.09Compliance with Laws

.  Except as expressly permitted by any applicable Governmental Authority (including any order of the Bankruptcy Court), the Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 8.10Environmental Matters

.

(a)The Borrower shall at its sole expense:  (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which would reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file would reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion would reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement would reasonably be expected to have a Material Adverse Effect.

(b)The Borrower will promptly, but in no event later than five Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority that has been threatened in writing or any threatened written demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.

Section 8.11Further Assurances

.

(a)The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any defect, error or inaccuracy in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement, the DIP Order or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)Pursuant to the terms of the DIP Order, no filings or other action (including the taking of possession or control) will be necessary to perfect or protect the Liens and security interests created pursuant to this Agreement, the DIP Order or any other Security Instrument. Upon entry by the Bankruptcy Court, the Liens and security interests created by the DIP Order shall automatically constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in the Collateral covered thereby (including after-acquired Collateral), in each case free of all Liens other than Liens permitted under Section 9.03, and prior and superior to all other Liens other than as provided in the DIP Order. Notwithstanding the foregoing, upon the reasonable request of the Administrative Agent, the Borrower and each of its Subsidiaries shall take any additional actions requested, with respect to any Property of the Borrower or any other Credit Party, in each case constituting Collateral, to cause such Property to be subject to a Lien pursuant to the Security Instruments or the DIP Order or to evidence the Lien on such Property, including to execute and deliver such Security Instruments (in proper form for filing, registration or recordation, as applicable) as are requested by the Administrative Agent, and take such actions necessary or advisable to subject such Property to a Lien or evidence of the Lien on such Property pursuant to the Security Instruments.

Section 8.12Reserve Reports

.

(a)On or before March 15th and September 15th of each year, commencing March 15, 2020, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve

Report evaluating the Oil and Gas Properties of the Credit Parties as of the immediately preceding January 1st and July 1st.  The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify that such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer on behalf of the Borrower certifying that to his or her knowledge in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions to be reasonable at the time, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 9.14 with respect to its Borrowing Base Properties which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iii) none of their proved Oil and Gas Properties included in such Reserve Report have been sold since the date of the last Borrowing Base determination under the Prepetition Credit Agreement except as set forth on an exhibit to the certificate, which certificate shall list of its proved Oil and Gas Properties sold and in such other detail as reasonable required by the Administrative Agent, and (iv) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which (A) are not cancellable on sixty (60) days or less notice without penalty, (B) pertain to the sale of production at a fixed price and (C) have a maturity or expiry date longer than six (6) months from the date of the agreement.

Section 8.13Title Information

.  Upon the request of the Administrative Agent, the Borrower will deliver, or make available for review at the Borrower’s offices, title information in the possession of the Credit Parties covering the proved Oil and Gas Properties of the Credit Parties.

Section 8.14ERISA Compliance

.  The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) if requested by the Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) except as would not reasonably be expected to have a Material Adverse Effect, immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.15Marketing Activities

.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.16Commodity Exchange Act Keepwell Provisions

.  The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than the Borrower) in order for such Credit Party to honor its obligations under the Guaranty including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section 8.16 shall remain in full force and effect until all Indebtedness is Paid in Full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 8.16 constitute, and this Section 8.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.17Deposit Accounts

.  The Borrower and each Domestic Subsidiary will maintain one or more of the Lenders as its principal depository bank, including for the maintenance of any Deposit Account for the primary operation of its business.  Upon the written request of the Administrative Agent, the Borrower and each Subsidiary will cause each of their respective Deposit Accounts (other than Excluded Deposit Accounts), commodities accounts or securities accounts to at all times be subject to an Account Control Agreement.

Section 8.18Case Milestones

.  Each Credit Party shall ensure that each of the milestones set forth below (the “Case Milestones”) is achieved in accordance with the applicable timing referred to below; provided that when the performance of any covenant, duty or obligation is stated to be due or performance required under this Section 8.18 falls on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day:

(a)On the Petition Date, the Credit Parties shall have filed a motion seeking approval of the DIP Order, in form and substance acceptable to the Administrative Agent in all respects.

(b)Not later than the date that is 30 days following the Petition Date, the Bankruptcy Court shall have entered the DIP Order and such DIP Order shall be in full force and effect and shall not have been (A) vacated, reversed, or stayed, or (B) amended or modified except as otherwise agreed to in writing by the Administrative Agent.

(c)The following Case Milestones in respect of an Acceptable Plan shall be achieved:

(i)Not later than fifteen (15) days after the Bid Deadline, the Credit Parties shall have filed in the Bankruptcy Court an Acceptable Plan, a corresponding disclosure statement (the “Disclosure Statement”), and a motion seeking approval of the Disclosure Statement, in each case other than the Acceptable Plan, in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(ii)Not later than forty-five (45) days after the Bid Deadline, the Credit Parties shall have scheduled a hearing on approval of the Disclosure Statement and obtained entry of the order by the Bankruptcy Court approving the Disclosure Statement in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(iii)Not later than ninety (90) days after the Bid Deadline, the Credit Parties shall have scheduled a hearing to confirm the Acceptable Plan and obtained entry by the Bankruptcy Court of the order confirming the Acceptable Plan (the “Confirmation Order”), in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(iv)Not later than thirty (30) days after entry of the Confirmation Order, the effective date of the Acceptable Plan shall have occurred and the Credit Parties shall have discharged the Loans by (i) Payment in Full of the Indebtedness or (ii) such other treatment as acceptable to the Majority Lenders and the Credit Parties.

(d)The following Case Milestones in respect of a Section 363 Sale shall be achieved:

(i)Not later than twenty-three (23) days after the Petition Date, the Credit Parties shall have filed a motion in the Bankruptcy Court, in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent, seeking approval of (a) a sale (the “Sale Transaction”) of substantially all assets of the Credit Parties, (b) bidding procedures, (c) required minimum bid levels, and (d) credit bid rights or other Acceptable Plan toggle rights, in each case as determined by the Administrative Agent and the Prepetition Administrative Agent (clauses (b)-(d) collectively, the “Bid Procedures”), and related relief in connection with the Sale Transaction (the “Bid Procedures and Sale Motion”).

(ii)Not later than fifty (50) days after the Petition Date, (a) the Credit Parties shall have scheduled a hearing on the Bid Procedures and Sale Motion, and (b) the Credit Parties shall have obtained entry of an order, in form and substance acceptable to the

Administrative Agent and the Prepetition Administrative Agent, approving the Bid Procedures and setting a date for the hearing to approve the Sale Transaction.

(iii)Not later than ninety (90) days after the Petition Date (the “Bid Deadline”), the Credit Parties shall have received qualified bids for the Sale Transaction.

(iv)Not later than five (5) days after the Bid Deadline, the Credit Parties shall have commenced the auction contemplated by the Bid Procedures.

(v)Not later than ten (10) days after the Bid Deadline, the Credit Parties shall have obtained entry of an order by the Bankruptcy Court (the “Sale Approval Order”), in form and substance acceptable to the Administrative Agent and the Prepetition Administrative Agent in all respects, approving the Sale Transaction.

(vi)Unless an Acceptable Plan is being pursued in accordance with clause (d) above, not later than twenty (20) days after entry of Sale Approval Order, the Credit Parties shall have discharged the Loans by (i) Payment in Full of the Indebtedness or (ii) such other treatment as acceptable to the Majority Lenders and the Credit Parties.

(e)The Credit Parties covenant and agree that they will use their best efforts to comply with each of the Case Milestones.  Each of the Case Milestones may be extended or waived in writing by the Administrative Agent, as reasonably determined by the Administrative Agent.  The Credit Parties shall promptly file with the Bankruptcy Court a notice of any such extension or waiver.

Section 8.19Cash Management

.  The Credit Parties shall maintain the cash management of the Credit Parties in accordance in all material respects with the Cash Management Order.

Article IX
NEGATIVE COVENANTS

Until the Indebtedness has been Paid in Full, the Borrower covenants and agrees with the Lenders that:

Section 9.01DIP Budget

.

(a)The Credit Parties shall use all proceeds of DIP Loans and any DIP Cash Collateral, and shall operate, strictly in accordance with the DIP Budget, as the DIP Budget may be modified pursuant to Section 8.01(o), and subject to the variances permitted pursuant to Sections 9.01(b) and (c) (the “Permitted Variances”); provided, that notwithstanding the Permitted Variances, the Credit Parties shall not make any capital expenditures in respect of their drilling obligations under the Subject Leases except to the extent expressly set forth in the DIP Budget.

(b)The Credit Parties shall not permit (i) aggregate disbursements for any weekly time period of the DIP Budget to exceed the aggregate disbursements allowed for such weekly time period in the DIP Budget by more than ten percent (10%) and (ii) aggregate disbursements for any line item in the DIP Budget for any weekly time period to be exceeded by more than fifteen percent (15%).

(c)The Credit Parties shall have, as measured monthly, actual aggregate production of crude oil, natural gas and natural gas liquids from their Oil and Gas Properties equaling at least ninety percent (90%) of the aggregate amount of production of such commodities forecasted in the DIP Budget for such month, as reported to the Administrative Agent within forty (40) days following the end of each applicable month.

Section 9.02Debt

.  The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)Prepetition Debt of the Borrower and its Subsidiaries existing on the date hereof.

(c)Debt associated with worker’s compensation claims, performance, bid, surety, or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties.

(d)intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(j); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty.

(e)endorsements of negotiable instruments for collection in the ordinary course of business.

(f)Debt owing to insurance providers and arising in connection with the financing of insurance premium payments in the ordinary course of business.

(g)Debt arising under Swap Agreements permitted under Section 9.15.

Section 9.03Liens

.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)Liens securing the payment of any Indebtedness.

(b)Excepted Liens.

(c)Liens granted pursuant to the DIP Order or any other order of the Bankruptcy Court.

(d)Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which Borrower’s or such Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Subsidiary and do not encumber Property of Borrower or any Subsidiary other than the Property that is the subject of such licenses.

(e)the Carve-Out.

(f)Liens permitted under the Prepetition Credit Agreement that were granted prior to the Effective Date (including, for the avoidance of doubt, Liens in respect of the Prepetition Secured Debt).

Notwithstanding the foregoing, none of the Liens permitted pursuant to clauses (d) and (f) of this Section 9.03 (other than Liens securing the Prepetition Secured Debt) may at any time attach to any Borrowing Base Properties.

Section 9.04Dividends and Distributions and Payments in Respect of Debt

.

(a)The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except  Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(b)The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is 91 days after the Maturity Date, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any principal in respect of any Debt other than the Indebtedness, unless approved by the Administrative Agent in writing or authorized by the Bankruptcy Court after notice and hearing.

Section 9.05Investments, Loans and Advances

.  The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)Investments made prior to the Effective Date which are disclosed to the Lenders in Schedule 9.05 or reflected in the DIP Budget.

(b)accounts receivable, deposits and payments arising and trade credit granted in the ordinary course of business consistent with past practice.

(c)loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, but in any event not to exceed $100,000 in aggregate at any time outstanding.

(d)Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or from accounts receivable and other similar obligations arising in the ordinary course of business, which Investments are obtained by the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations.

(e)Investments constituting Debt permitted under Section 9.02.

(f)direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(g)commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(h)deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(i)deposits in money market funds investing exclusively in Investments described in Section 9.05(f), Section 9.05(g) or Section 9.05(h).

(j)Investments (i) made by the Borrower in or to the Guarantors and (ii) made by any Subsidiary in or to the Borrower or any Guarantor.

(k)other Investments to the extent included in the DIP Budget (subject to the Permitted Variances).

Section 9.06Nature of Business

.  The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

Section 9.07Proceeds of Loans

.  The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.19.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

Section 9.08ERISA

.  Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any Subsidiary to, at any time:

(a)engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(c)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.09Mergers, etc

.  The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving entity), (b) any Subsidiary may participate in a consolidation with another Subsidiary, and (c) this section shall not prohibit a transaction required or permitted to be entered into or pursued pursuant to a Case Milestone.

Section 9.10 Sale of Properties and Termination of Swap Agreements

.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to terminate or otherwise monetize any Swap Agreement in respect of commodities except for:

(a)the sale of Hydrocarbons in the ordinary course of business;

(b)sales or transfers of assets among the Credit Parties so long as such assets remain subject to the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Instruments;

(c)the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and

(d)the sale of assets pursuant to the Sale Transaction.

Section 9.11Transactions with Affiliates

.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Credit Parties) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.12Subsidiaries

.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary after the Effective Date.  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.10.  The Borrower will not permit any Person other than the Borrower or another Credit Party to own any Equity Interests in any Guarantor.

Section 9.13Negative Pledge Agreements; Dividend and Other Restrictions

.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (i) this Agreement and the Security Instruments, (ii) the Prepetition Loan Documents, (iii) agreements in respect of Prepetition Debt entered into in accordance with the terms of the Prepetition Credit Agreement, (iv) documents creating Liens which are described in clause (d) or (f) of the definition of “Excepted Liens”, but then only with respect to the Property that is the subject of the applicable lease or document described in such clause (d) or (f), and (v) documents creating Liens which are permitted under Section 9.03(d), but then only with respect to Property that is the subject of the applicable document or license) that in any way prohibits or restricts the granting, conveying, creation or imposition of the Liens on any of its Property in favor of the Administrative Agent for the benefit of the Secured Parties that are created pursuant to the Security Instruments to secure the Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents and the Prepetition Loan Documents) that restricts any Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Subsidiary.

Section 9.14Gas Imbalances, Take-or-Pay or Other Prepayments

.  The Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 9.15Swap Agreements

.  The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person after the Effective Date without the written consent of the Administrative Agent.

Section 9.16Reserved

.

Section 9.17Amendments to Organizational Documents

.  The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or otherwise modified) its organizational documents in a manner adverse to the interests of the Lenders.

Section 9.18Fiscal Year

.  The Borrower will not, and will not permit any Subsidiary to, change its fiscal year.

Section 9.19Chapter 11 Claims

.  Other than (i) any valid, perfected, and non-avoidable senior liens in the Collateral in existence immediately prior to the Petition Date and any such valid and non-avoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code and (ii) the Carve-Out, the Credit Parties shall not incur, create, assume, suffer to exist, or permit any claim in the Chapter 11 Cases (including without limitation any claim under Section 506(c) of the Bankruptcy Code and any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be on a parity with or senior to the claims of the Administrative Agent for the benefit of the Lenders against the Credit Parties hereunder, or apply to the Bankruptcy Court for authority to do so unless such relief, if granted, would cause the Indebtedness to be Paid in Full.  The Credit Parties shall not pay fees and expenses to any Professional Person (as defined in the DIP Order) until such Professional Person is authorized to be paid pursuant to any fee procedure approved by the Bankruptcy Court.

Section 9.20Other Financings

.   The Credit Parties shall not obtain any financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Lenders.

Section 9.21Superpriority Claims

.  The Credit Parties shall not create or permit to exist any superpriority claim (including any superpriority administrative claim and all other benefits and protections allowable under Sections 507(b) and 503(b)(1) of the Bankruptcy Code) other than with respect to the Prepetition Secured Debt or the Indebtedness or as expressly permitted in writing by the Administrative Agent.

Article X
EVENTS OF DEFAULT; REMEDIES

Section 10.01Events of Default

.  One or more of the following events shall constitute an “Event of Default”:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other material document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made).

(d)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 2.07(j), Section 8.01(o), Section 8.01(p), Section 8.02(a), Section 8.03, Section 8.17, Section 8.18, Section 8.19 or in Article IX.

(e)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the Borrower’s receipt of written notice from the Administrative Agent or the Majority Lenders of such violation or (ii) actual knowledge of a Responsible Officer of the Borrower or any Subsidiary of such violation.

(f)[Reserved].

(g)[Reserved].

(h)one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by independent third party insurance provided by insurers satisfactory to Administrative Agent as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding, provided that a claim that is pending under review by such an insurer shall not be deemed “denied” for purposes of this clause (h)), shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed (including as a result of the pendency of the Chapter 11 Cases).

(i)the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any Borrowing Base Property or any of the other material collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.

(j)a Change in Control shall occur.

(k)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000.

(l)any of the Chapter 11 Cases concerning the Credit Parties shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or conversion of any of the Chapter 11 Cases concerning the Credit Parties under section 1112 of the Bankruptcy Code or otherwise, in each case, without the consent of the Administrative Agent; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases or any Credit Party shall file a motion or other pleading or shall consent to a motion or other pleading filed by any other Person seeking any of the foregoing.

(m)an order of the Bankruptcy Court shall be entered without the consent of the Administrative Agent granting any other Superpriority Claim or any Lien (other than the Carve-Out and those approved by the DIP Order) which is pari passu with or senior to the claims of the Administrative Agent and the other Secured Parties against any other Credit Party hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim (other than the Carve-Out and those approved by the DIP Order) or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting any of the foregoing (other than in connection with any financing pursuant to which the Indebtedness would be Paid in Full).

(n)the Bankruptcy Court shall, without the consent of the Administrative Agent, enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code (i) to the holder or holders of any security interest to proceed against, including foreclosure (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $100,000 in the aggregate or (ii) to any state or local environmental or regulatory agency or authority to proceed against, including foreclose (or the granting of a deed in lieu of foreclosure or the like) on, any assets of any Credit Party that have a value in excess of $100,000.

(o)an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered, whether on appeal or otherwise, (i) without the written consent of the Administrative Agent, reversing, staying or vacating the DIP Order that would otherwise be in effect, (ii) without the written consent of the Administrative Agent, amending, supplementing or modifying the DIP Order then in effect or (iii) denying or terminating the use of cash collateral by the Credit Parties pursuant to either of the DIP Order; or any Credit Party shall file a motion or other pleading or shall support  a motion or other pleading filed by any other Person seeking any of the foregoing.

(p)any of the Credit Parties shall fail to comply in any respect with any provision of the DIP Order (subject to any applicable notice periods set forth therein).

(q)subject to entry of the DIP Order, the Bankruptcy Court shall enter an order imposing, surcharging or assessing against the Administrative Agent’s or any Lender’s interest in the Collateral any costs of expenses, whether pursuant to sections 506(c) or 552 of the Bankruptcy Code or otherwise, or any Credit Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person requesting the foregoing.

(r)the Bankruptcy Court shall terminate or reduce the period pursuant to section 1121 of the Bankruptcy Code during which the Credit Parties have the exclusive right to file a Reorganization Plan and solicit acceptances thereof.

(s)the Credit Parties shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders, provided, however, that the Credit Parties may comply with discovery requests in connection with any such suit or other proceeding in accordance with applicable law.

(t)an order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered approving any financing under Section 364 of the Bankruptcy Code (other than under the Loan Documents) without the written consent of the Majority Lenders that does not result in Payment in Full of the Indebtedness or any Credit Party shall file a motion or other pleading or shall support a motion or other pleading filed by any other Person seeking any of the foregoing.

(u)any Credit Party contests the validity or enforceability of any provision of any Loan Document or any Prepetition Loan Document or the validity, extent, perfection or priority of a Lien granted in favor of the Administrative Agent, the Prepetition Administrative Agent, the Lenders or the Prepetition Lenders on the Collateral pursuant to the DIP Order or shall support or consent to any other Person concerning the foregoing.

(v)the filing by any Credit Party of any Reorganization Plan without the consent of the Administrative Agent that is not an Acceptable Plan.

(w)an order of the Bankruptcy Court shall be entered approving a sale of substantially all of the Credit Parties’ assets that (i) does not propose for all Indebtedness to be Paid in Full on the effective date of such sale or (ii) is not consented to in writing by the Administrative Agent in its sole discretion.

(x)an order of the Bankruptcy Court shall be entered pursuant to section 363(k) of the Bankruptcy Code limiting the ability of the Lenders, either individually or together with one or more Lenders, to credit bid the full amount of their claims in the Chapter 11 Cases in connection with any asset sale process or plan sponsorship process or any sale of assets (in whole or part) by any Credit Party, including without limitation sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under Section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code.

(y)an order shall have been entered by the Bankruptcy Court without the consent of the Administrative Agent providing for a change in venue with respect to the Chapter 11 Cases.

(z)the Borrower or any of its Subsidiaries shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided that the Borrower or such Subsidiary shall have five (5) Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order.

Section 10.02Remedies

.

(a)In the case of an Event of Default, at any time thereafter during the continuance of such Event of Default, but subject to the terms and conditions of the DIP Order, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii)third, pro rata to payment of accrued interest on the Loans;

(iv)fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time;

(v)fifth, pro rata to any other Indebtedness;

(vi)sixth, to serve as cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure in an amount equal to 105% of such remaining LC Exposure; and

(vii)seventh, any excess, after all of the Indebtedness shall have been indefeasibly Paid in Full, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Article XI
THE AGENTS

Section 11.01Appointment; Powers

.  Each of the Lenders and the Issuing Bank hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article (excluding Section 11.10) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions (other than in respect of Sections 11.01, 11.06 and 11.09).  Each of the Lenders, by its execution hereof, authorizes and directs the Administrative Agent to execute and deliver the Security Instruments, binding the Lenders to the terms thereof.

Section 11.02Duties and Obligations of Administrative Agent

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03Action by Administrative Agent

.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or each Lender, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  If a Default has occurred and is continuing, no Agent (other than the Administrative Agent) shall have any obligation to perform any act in respect thereof.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or each Lender, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05Subagents

.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06Resignation or Removal of Administrative Agent

.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06,

the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed by the Majority Lenders if the Administrative Agent in its capacity as a Lender is a Defaulting Lender pursuant to clause (d) of the definition thereof.  Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing) to appoint a successor that is a Lender.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07Agents as Lenders

.  Each bank serving as an Agent hereunder shall have the same rights, powers and obligations in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08No Reliance

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09Administrative Agent May File Proofs of Claim

.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10Authority of Administrative Agent to Release Collateral, Liens and Guarantors; Assignment of Swap Agreements

.

(a)Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to take the following actions and the Administrative Agent hereby agrees to take such actions at the request of the Borrower:

(i)to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (w) as provided for by such Loan Document, (x) that is, or is to be, sold, released or otherwise disposed of as permitted pursuant to the terms of the Loan

Documents, (y) upon Payment in Full, or (z)  if approved, authorized or ratified in writing by the Majority Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders);

(ii)to subordinate (or release) any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to any Lien on such Property that is permitted by Section 9.03(c);

(iii)to release any Guarantor from its obligations under the Guaranty (A) upon Payment in Full or (B) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(iv)to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing.

(b)Notwithstanding anything contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any right to realize upon any of the Collateral individually, to enforce any Liens on Collateral, or to enforce the Guaranty, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby, except for the rights of setoff set forth in Section 12.08.

(c)By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 11.10.

(d)Each Lender hereby agrees (on behalf of itself and any of its Affiliates party to any Swap Agreement with Borrower or any Subsidiary) that the rights of the Borrower and the Subsidiaries under Swap Agreements with such Lender (or, if applicable, its Affiliate) may be included in the Collateral.

Section 11.11The Arranger; Agents

.  Neither the Arranger nor any Agent (other than the Administrative Agent) shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

Article XII
MISCELLANEOUS

Section 12.01Notices

.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)if to the Borrower, to it at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, Attention: Sergei Krylov and Joshua Dazey, Facsimile No. (817) 989-9001;

(ii)if to the Administrative Agent or Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, IL1 0010, Chicago, Illinois 60603, Attention of Loan and Agency Services, (Facsimile No. (888) 292-9533), with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, Floor 3, Dallas, Texas 75201-2787, Attention of Cathy Johann (Facsimile No. (214) 965-2884), and for all correspondence other than borrowings, continuation, conversion and Letter of Credit requests, 2200 Ross Avenue, Floor 3, Dallas, Texas 75201-2787, Attention of David Morris (Facsimile No. (214) 367-4405); and

(iii)if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender, if any.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrower or any other Person to serve upon the Administrative Agent and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Administrative Agent and the Lenders pursuant to the Bankruptcy Code.

Section 12.02Waivers; Amendments

.

(a)No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 3.04(c), Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender (other than any Defaulting Lender), (vi) release any Guarantor (except as set forth in Section 11.10 or in Article XIV) or release all or substantially all of the collateral (other than as provided in Section 11.10) without the written consent of each Lender (other than any Defaulting Lender), or (vii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender),; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be.  Notwithstanding the foregoing, (x) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (y) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and (z) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or Property to become Collateral to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Section 12.03Expenses, Indemnity; Damage Waiver

.  Subject to the provisions of the DIP Order and the DIP Budget:

(a)The Borrower shall pay (i) all reasonable and documented (in summary form) expenses incurred by the Administrative Agent and its Affiliates and each Lender, including the reasonable and documented (in summary form) fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent and each Lender, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive assessments and audits and surveys and appraisals provided for herein, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent or any Lender as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent (or any sub-agent thereof) or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender (including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or  any Lender) in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY OUTSIDE COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES

HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE

NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; provided THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS,  THE AGENTS, ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ANY AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE)

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.

(d)To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04Successors and Assigns

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(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement, and except for the foregoing Persons there are no third party beneficiaries to this Agreement.

(b)(i)Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee payable by the assigning Lender of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower, any Affiliate of the Borrower, any natural person, or an Industry Competitor; and

(F)no such assignment shall be made to a Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender.

(iii)Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)(i)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other Persons (other than the Borrower, any Affiliate of the Borrower or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) such Participant must first agree to comply with Section 12.11, (D) no such participation may be sold to a natural Person or an Industry Competitor, (E) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02(b) that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 and shall be subject to the requirements of and limitations in Section 5.01, 5.02, 5.03 and 5.05 (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender, i.e., the Lender selling such participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant shall not be entitled at any time to receive any greater payment under Section 5.01 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive at such time.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 5.03(d) as though it were a Lender.  Each Lender that sells participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.05 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05Survival; Revival; Reinstatement

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(a)All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06Counterparts; Integration; Effectiveness

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(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

(c)Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07Severability

.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08Right of Setoff

.  If an Event of Default shall have occurred and be continuing, subject to the DIP Order and First Day Orders, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  Subject to the DIP Order and First Day Orders, the rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS

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(a)THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS

IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11Confidentiality

.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the express benefit of the Borrower containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12Interest Rate Limitation

.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of New York and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be Paid in Full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be Paid in Full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13EXCULPATION PROVISIONS

.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14Reserved

.

Section 12.15No Third Party Beneficiaries

.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make DIP Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.16USA Patriot Act Notice

.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or (except with respect to maintaining a Register as expressly provided in Section 12.04) agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency (except with respect to maintaining a Register as provided in Section 12.04) or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.18Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 12.19Credit Bidding

.   Each Secured Party hereby irrevocably authorizes the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Indebtedness (including by accepting some or all of the collateral securing the Indebtedness pursuant to the Security Instruments in satisfaction of some or all of the Indebtedness pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of such collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Indebtedness owed to the Secured Parties shall be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Indebtedness with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for  the asset or assets so purchased (or for the equity interest or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Indebtedness which was credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 9.02; provided further that any disbursement or other disposition of any proceeds of such collateral or proceeds of such proceeds shall be consistent with this Agreement, including Section 10.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Indebtedness which was credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Indebtedness that is assigned to an acquisition vehicle is not used to acquire any collateral securing the Indebtedness for any reason, such Indebtedness shall automatically be reassigned to the Lenders (or the applicable holder of the Indebtedness so assigned) pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Indebtedness shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Indebtedness of each Secured Party is deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 12.20Incorporation of DIP Order by Reference

.  Each of the Credit Parties, the Administrative Agent and the Lenders agrees that any reference contained herein to the DIP Order shall include all terms, conditions and provisions of such DIP Order and that the DIP Order is incorporated herein for all purposes.  To the extent there is any conflict or inconsistency between the terms of any of the Loan Documents and the terms of the DIP Order, the terms of the DIP Order shall govern.

Article XIII
COLLATERAL

Section 13.01Grant of Security Interest

.  As collateral security for all Indebtedness, each Credit Party hereby collaterally assigns and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing first priority (subject to the Carve-Out and as otherwise set forth in the DIP Order) security interest in all property and assets of such Credit Party, whether now owned or existing or hereafter acquired or arising, regardless of where located, including the following:

(i)all accounts;

(ii)all contract rights;

(iii)all chattel paper;

(iv)all documents;

(v)all instruments;

(vi)all supporting obligations and letter-of-credit rights;

(vii)all general intangibles (including payment intangibles, intercompany accounts, intellectual property and software);

(viii)all inventory and other goods;

(ix)all motor vehicles, equipment and fixtures;

(x)all Investment Property, financial assets and all securities accounts;

(xi)all money, cash, cash equivalents, and securities;

(xii)all deposit, securities and commodity accounts;

(xiii)all notes and documents of title;

(xiv)all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and general intangibles at any time evidencing or relating to any of the foregoing;

(xv)all commercial tort claims;

(xvi)all real property owned or leased by such Credit Party;

(xvii)all other personal property of such Credit Party,; and

(xviii)all accessions to, substitutions for, and replacements, products and proceeds of any of the foregoing, including, but not limited to, dividends or distributions on Investment Property, rents, profits, income and benefits, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing is herein collectively referred to as the “Collateral”; provided that the Collateral shall exclude Excluded Collateral.  Notwithstanding anything herein to the contrary, in no event shall the Collateral (or any component term thereof) include or be deemed to include (i) any contracts, instruments, licenses, license agreements or other documents (or any rights thereunder), to the extent (and only to the extent) that the grant of a security interest would (A) constitute a violation of a restriction in favor of, or requires a consent not obtained prior to the Effective Date of, a third party on such grant, (B) give any other party to such contract, instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (C) violates any law or requires the consent not obtained prior to the Effective Date of any Governmental Authority; provided that the limitation set forth in this clause (i) above shall not affect, limit, restrict or impair the grant by a Credit Party of a security interest pursuant to this Agreement in any such right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC or the Bankruptcy Code; (ii) any direct or indirect interest in any capital stock of any joint venture, partnership or other entity if and for so long as the grant of such security interest or Lien shall constitute a default under or termination pursuant to the terms of the joint venture agreement, partnership agreement or other organizational documents of, or contract or other agreement of (or covering or purporting to cover the assets of) such joint venture, partnership or entity or its direct or indirect parent, or require the payment of a fee, penalty or similar increased costs or result in the loss of economic benefit or the abandonment or invalidation of such Credit Party’s or any Subsidiary’s interest in such capital stock or shall otherwise adversely impact such joint venture, partnership or other entity; provided that the limitation set forth in this clause (ii) above shall not affect, limit, restrict or impair the grant by a Credit Party of a security interest pursuant to this Agreement in any such right, to the extent that an otherwise applicable prohibition or restriction on such grant (whether applicable to such Credit Party or to any parent company or Person owned by such Credit Party) is rendered ineffective by any applicable law, including the UCC or the Bankruptcy Code; (iii) any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; (iv) Excluded Deposit Accounts; and (v) Avoidance Actions (and the proceeds thereof) (collectively, “Excluded Collateral”); provided, further, that any such security interest and Lien shall attach immediately and automatically after any such disqualifying condition specified in clauses (i), (ii), and (iii) of this paragraph shall cease to exist.

Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (A) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens.

Section 13.02Assignment of As-Extracted Collateral

.

(a)Each Credit Party has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Administrative Agent, for the benefit of the Secured Parties, in and to:

(i)all of its As-Extracted Collateral located in or relating to the Mortgaged Properties owned by such Credit Party, including without limitation, all As-Extracted Collateral relating to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom;

(ii)the revenues and proceeds now and hereafter attributable to such Mortgaged Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and

(iii)all amounts and proceeds hereafter payable to or to become payable to such Credit Party or now or hereafter relating to any part of such Mortgaged Properties and all amounts, sums, monies, revenues and income which become payable to such Credit Party from, or with respect to, any of such Mortgaged Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.

(b)The Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the

Administrative Agent, for its benefit and the benefit of the other Secured Parties, free and clear of all taxes, charges, costs and expenses; and all such revenues and proceeds shall be paid directly to the Administrative Agent, with no duty or obligation of any party paying the same to inquire into the rights of the Administrative Agent to receive the same, what application is made thereof, or as to any other matter.   Each Credit Party hereby appoints the Administrative Agent as its attorney-in-fact to pursue any and all rights of such Credit Party to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons.  The power of attorney granted to the Administrative Agent in this Section 13.02(b), being coupled with an interest, shall be irrevocable until the Indebtedness has been Paid In Full. This subsection, however, is subject in all respects to the limitations set forth in Section 4.04.

(c)The Administrative Agent hereby grants a license to the Credit Parties to receive Hydrocarbons and proceeds or revenues thereof, and the purchasers or other Persons obligated to make such payments shall continue to make payments to the Credit Parties until such time as written demand has been made upon them by the Administrative Agent that payment be made directly to the Administrative Agent.  Such failure to notify such purchasers or other Persons shall not in any way waive, remit, or release the right of the Administrative Agent to receive any payments not theretofore paid over to the Credit Parties before the giving of written notice.  In this regard, in the event payments are made direct to the Administrative Agent, and then, at the request of the Administrative Agent payments are, for a period or period of time, paid to the Credit Parties, the Administrative Agent shall nevertheless have the right, effective upon written notice, to require future payments be again made to it.

Section 13.03Perfection of Security Interest

.

(a)Notwithstanding the perfection of any security interest granted hereunder pursuant to the order of the Bankruptcy Court under the DIP Order, to the fullest extent permitted by applicable law, the Administrative Agent may file or authorize the filing of one or more financing statements disclosing the Liens granted by the Credit Parties hereunder on the Collateral.

(b)In the event that a motion for dismissal from any of the Chapter 11 Cases is filed with respect to any Subsidiary without the consent of the Administrative Agent and equity interests of such Subsidiary are owned by a Credit Party, and to the extent the capital stock of such Subsidiary is in certificated form, such Credit Party shall promptly deliver all certificates or instruments at any time representing or evidencing such capital stock in such Subsidiary to the Administrative Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance sufficient to transfer such instruments to the Administrative Agent (or otherwise reasonably satisfactory to the Administrative Agent).  The Administrative Agent shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Administrative Agent or its nominee any capital stock in such wholly-owned Subsidiary.  In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing capital stock of such Subsidiaries for certificates or instruments of smaller or larger denominations during the continuance of an Event of Default.

Section 13.04Right to Cure

.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (but not the obligation to), at the written direction of the Majority Lenders (accompanied by sufficient funds to pay any such amounts) and upon ten (10) days’ notice to the applicable Credit Party, pay any amount or do any act required of any Credit Party hereunder or under any other Loan Document (other than in respect of principal, interest or fees on the Loans) in order to preserve, protect, maintain, or enforce the Indebtedness, the Collateral, or the Liens granted by the Credit Parties hereunder, and which any Credit Party fails to pay or do, including payment of any judgment against any Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other obligation secured by a Lien upon or with respect to the Collateral; provided that the Administrative Agent shall not pay any amount being diligently contested by appropriate proceedings.  All payments that the Administrative Agent or any Lender makes under this Section 13.04 and all out-of-pocket costs and reasonable expenses that the Administrative Agent pays or incurs in connection with any reasonable action taken by it hereunder shall be considered part of the Indebtedness.  Any payment made or other action taken by the Administrative Agent under this Section 13.04 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 13.05The Administrative Agent’s and Lenders’ Rights, Duties, and Liabilities

.  The Credit Parties assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral.  The Indebtedness shall not be affected by any failure of the Secured Parties to take any steps to perfect the Liens under the Facility or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Credit Party from any of the Indebtedness.  Nothing in this Agreement shall be interpreted as giving the Administrative Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the Liens granted hereunder or giving the Administrative Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability, including, without limitation, any duty to file any financing statements, amendments, continuation statements, mortgages or other documents to perfect or maintain the perfection of the security interest granted hereunder.

Section 13.06Rights in Respect of Investment Property

.  During the existence of an Event of Default, subject to any order of the Bankruptcy Court (including the DIP Order), (i) the Administrative Agent at the direction of the Majority Lenders may, upon written notice to the relevant Credit Party, transfer or register in the name of the Administrative Agent or any of its nominees, for the benefit of the Secured Parties, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies and claims of any Credit Party with respect thereto (as used in this Section 13.06 collectively, the “Pledged Collateral”) held by the Administrative Agent hereunder, and the Administrative Agent or its nominee may thereafter, after written notice to the applicable Credit Party, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Administrative Agent shall not be responsible for any failure to do so or delay in so doing, (ii) to the extent permitted under applicable law, after the Administrative Agent’s giving of the notice specified in clause (i) of this Section 13.06, all rights of any Credit Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Administrative Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions (provided that any such Pledged Collateral the Administrative Agent shall collect shall promptly be returned to each applicable Credit Party after such Event of Default is cured or waived to the extent such Pledged Collateral was not applied to repay the Indebtedness), and (iii) each Credit Party shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies and other instruments that the Administrative Agent or a Lender may reasonably request for the purpose of enabling the Administrative Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 13.06 and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 13.06.

Section 13.07Remedies

.

(a)Each Credit Party recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral that constitutes securities to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal, provincial, territorial or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral to be sold for their own account for investment and not with a view to the distribution or resale thereof.  Each Credit Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner.  Unless required by applicable law, the Administrative Agent shall not be under any obligation to delay a sale of any of such Collateral to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States or under any applicable federal, provincial, territorial or state securities laws, even if such issuer would agree to do so.  Each Credit Party further agrees to do or cause to be done, to the extent that such Credit Party may do so under applicable law, all such other acts and things as the Administrative Agent may reasonably request to make such sales or resales of any portion or all of such Collateral or other property to be sold valid and binding and in compliance with any and all applicable laws at the Credit Parties’ expense.  Each Credit Party further agrees that a breach of any of the covenants contained in this Section 13.07(a) will cause irreparable injury to the Secured Parties for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this Section 13.07(a) shall be specifically enforceable against such Credit Party, and each Credit Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Credit Party’s failure to perform such covenants will not cause irreparable injury to the Secured Parties or (ii) the Secured Parties have an adequate remedy at law in respect of such breach.  Each Credit Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Parties by reason of a breach of any of the covenants contained in this Section 13.07(a) and, consequently, agrees that, if such Credit Party shall breach any of such covenants and the Secured Parties shall sue for damages for such breach, such Credit Party shall pay to the Administrative Agent, for the benefit of the Secured Parties, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Administrative Agent shall demand compliance with this Section 13.07(a).

(b)Subject to the terms of the DIP Order, if an Event of Default has occurred and is continuing, the Administrative Agent shall have for the benefit of the Secured Parties, in addition to all other rights of the Secured Parties, the rights and remedies of a secured party under the UCC, and without limiting the generality of the foregoing, the Administrative Agent may, and at the request of the Majority Lenders shall: (i) take possession of, foreclose on and/or request a receiver of the Collateral and keep it on any Credit Party’s premises at any time, at no cost to the Secured Parties, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Credit Parties shall, upon the Administrative Agent’s or the Majority Lender’s demand, at the Credit Parties’ cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; (ii) exercise of set-off rights on cash collateral or deposits (other than, for the avoidance of doubt, with respect to Excluded Deposit Accounts); (iii) sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale; (iv) hold, lease, develop, manage, operate, control and otherwise use the Collateral upon such terms and conditions as may be reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as may be reasonably necessary or desirable), exercise all such rights and powers of each Credit Party with respect to the Collateral, whether in the name of such Credit Party or otherwise, including without limitation the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all rents, in each case, in accordance with the standards applicable to the Administrative Agent under the Loan Documents, and (v) take any  other reasonable actions, as may be reasonably necessary or desirable, in connection with the Collateral (including preparing for the disposition thereof), and all actual, reasonable, out-of-pocket fees and expenses incurred in connection therewith shall be borne by the Credit Parties. Subject to the terms of the DIP Order, if an Event of Default has occurred and is continuing, promptly following written demand from the Administrative Agent, the applicable Credit Party shall direct the grantor or licensor of, or the contracting party to, any property agreement with respect to any property to recognize and accept the Administrative Agent, for the benefit of and on behalf of the Secured Parties, as the party to such agreement for any and all purposes as fully as it would recognize and accept such Credit Party and the performance of such Credit Party thereunder and, in such event, without further notice or demand and at such Credit Party’s sole cost and expense, the Administrative Agent, for the benefit of and on behalf of the Secured Parties, may exercise all rights of such Credit Party arising under such agreements.  Without in any way requiring notice to be given in the following manner, each Credit Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Credit Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Credit Parties’ address specified in or pursuant to Section 12.01.  If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Indebtedness until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral.  In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Credit Party irrevocably waives (to the extent permitted by applicable law):  (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment.  Each Credit Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.  The Administrative Agent is hereby granted a license or other right to use, without charge, each Credit Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each such Credit Party’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit for such purpose; provided that the Administrative Agent shall not exercise such license or rights unless an Event of Default has occurred and is continuing.  The Administrative Agent will return any excess proceeds to the applicable Credit Party and the Credit Parties shall remain liable for any deficiency.  The proceeds of any sale shall be applied as required pursuant to Section 10.02(c) hereof.

(c)Notwithstanding anything herein to the contrary, (i) neither the Administrative Agent nor any Lender shall take any action under this Section 13.07 (or similar provisions of any Loan Document) except after compliance with any applicable requirements set forth in the DIP Order and (ii) following the occurrence and during the continuance of an Event of Default, all amounts received by the Administrative Agent on account of the Indebtedness, from the Credit Parties and/or all amounts with respect to the proceeds of any Collateral shall be promptly disbursed by the Administrative Agent as required pursuant to Section 10.02(c) hereof.

Article XIV
GUARANTY

Section 14.01Guaranty; Limitation of Liability

.

(a)Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees (this “Guaranty”) the performance and punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Indebtedness of each other Credit Party now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Indebtedness being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel to the extent reimbursable pursuant to Section 12.03 but excluding allocated costs of in-house counsel) incurred by the Administrative Agent in enforcing any rights under this Guaranty or any other Loan Document.

(b)Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.

Section 14.02Guaranty Absolute

. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.  The Indebtedness of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Indebtedness of any other Credit Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Credit Party or whether the Borrower or any other Credit Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)any lack of validity or enforceability of any provision under this Agreement, any Loan Document or any agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Indebtedness of any other Credit Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(c)any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Indebtedness of any Credit Party under the Loan Documents or any other assets of any Credit Party;

(e)any change, restructuring or termination of the corporate structure or existence of any Credit Party;

(f)any failure of the Administrative Agent or any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to the Administrative Agent or such Lender, as the case may be (each Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);

(g)the failure of any other Person to execute or deliver this Guaranty or the release or reduction of liability of any Guarantor or surety with respect to the Guaranteed Obligations; or

(h)any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety, in its capacity as a guarantor or surety (other than payment or performance).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person, for whatever reason, all as though such payment had not been made.

Section 14.03Waivers and Acknowledgments

.

(a)Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by applicable law) any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(b)Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by applicable law) (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Indebtedness of such Guarantor hereunder.

(c)Each Guarantor acknowledges that the Administrative Agent may, to the extent permitted by applicable law and the DIP Order, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any Loan Document by non-judicial sale, and each Guarantor hereby waives (to the extent permitted by applicable law) any defense to the recovery by the Administrative Agent and the Lenders against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable law.

(d)Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender, as the case may be.

(e)Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 14.02 and this Section 14.03 are knowingly made in contemplation of such benefits.

Section 14.04Subrogation

.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Credit Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower or any other Credit Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than inchoate indemnity obligations and similar obligations that survive the termination of this Agreement) and all other amounts payable under this Guaranty shall have been Paid in Full.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the Payment in Full and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to the Administrative Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations shall have been Paid in Full and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

Section 14.05Continuing Guaranty; Assignments

.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until Payment in Full, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their respective successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any assignee that has been assigned or transferred all or any portion of a Lender’s advances, Commitments or rights and obligations under this Agreement in accordance with Section 12.04, shall thereupon become vested with all the benefits granted to such transferring Lender under this Guaranty.  No Guarantor shall have the right to assign its rights hereunder or any interest herein or delegate any of its duties, liabilities or obligations hereunder or under any other Loan Document without the prior written consent of the Majority Lenders, except as otherwise permitted hereby.

Section 14.06Release

.

(a)A Credit Party shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Credit Party shall be automatically released as it relates to the Indebtedness, upon the consummation of any transaction permitted under this Agreement as a result of which such Credit Party ceases to be a Credit Party.

(b)The security interest granted hereby in any Collateral shall automatically and without further action be released upon (i) any disposition of such Collateral in a transaction not prohibited by this Agreement, (ii) Payment in Full, and (iii) the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 13.01 of this Agreement.  Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and security interest created hereby.

(c)In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 14.06, so long as the Borrower shall have provided the Administrative Agent and Lenders such certifications or documents as the Administrative Agent or the Majority Lenders shall reasonably request, the Administrative Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	APPROACH RESOURCES INC., a Delaware corporation

By:  /s/ Sergei Krylov

Name:  Sergei Krylov

Title:    President and Chief Executive Officer

GUARANTORS:	APPROACH OPERATING, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  President and Chief Executive Officer

APPROACH RESOURCES I, LP,

a Texas limited partnership

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH OIL & GAS INC.,

a Delaware corporation

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH DELAWARE, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH SERVICES, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH MIDSTREAM HOLDINGS LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

ADMINISTRATIVE AGENTJPMORGAN CHASE BANK, N.A. as

AND LENDER:Administrative Agent, a Lender and Issuing Bank

By:  /s/ David Morris

Name:  David Morris

Title: Authorized Officer

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

LENDERS:	KeyBank national association, as a Lender

By:  /s/ Dale Conder

Name:  Dale Conder

Title: SVP

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

Royal bank of canada, as a Lender

By:  /s/ Leslie P. Vowell

Name:  Leslie P. Vowell

Title: Authorized Signatory

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

frost bank, as a Lender

By:  /s/ Teresa Woods

Name:  Teresa Woods

Title: Senior Vice President

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

WElls fargo bank, n.a., as a Lender

By:  /s/ Michael J. Thomas

Name:  Michael J. Thomas

Title: Senior Vice President

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

capital one, national association, as a Lender

By:  /s/ Michael P. Robinson

Name:  Michael P. Robinson

Title: Vice President

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

comerica bank, as a Lender

By:  /s/ Cynthia B. Jones

Name:  Cynthia B. Jones

Title: Vice President

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

HANCOCK whitney bank, as a Lender

By:  /s/ Eric K. Sander

Name:  Eric K. Sander

Title: Vice President

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

ANNEX I
LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment
JPMorgan Chase Bank, N.A.	22.22222222%	$3,666,666.67
KeyBank National Association	16.66666666%	$2,750,000.00
Royal Bank of Canada	16.66666666%	$2,750,000.00
Frost Bank	10.55555556%	$1,741,666.67
Wells Fargo Bank, N.A.	10.55555556%	$1,741,666.67
Capital One, National Association	7.77777778%	$1,283,333.33
Comerica Bank	7.77777778%	$1,283,333.33
Whitney Bank	7.77777778%	$1,283,333.33
TOTAL	100.00%	$16,500,000.00

[Signature Page to Senior Secured Super Priority Debtor-in-Possession Credit Agreement – Approach Resources Inc.]

ANNEX II

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Amount	Original Issue Date	Expiration Date[1]
S-289175	$25,000.00	14-Dec-12	1-May-20

[1]

Outstanding Letters of Credit are automatically renewed for one year unless notice from the issuer of the Letter of Credit that such issuer has elected to not renew is provided to the beneficiary at least 90 days prior to the expiration date.

Annex

EXHIBIT A
FORM OF NOTE

$[          ][          ], 20[     ]

FOR VALUE RECEIVED, Approach Resources Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [          ] (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”), at [          ], the principal sum of [          ] Dollars ($[          ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made (or deemed made) by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books.  Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note pursuant to Section 12.04 of the Credit Agreement.

This Note is one of the Notes referred to in the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 among the Borrower, the Guarantors party thereto, the Administrative Agent, and the lenders signatory thereto (including the Lender), and evidences Loans made [(or deemed made)] by the Lender thereunder (such Senior Secured Super Priority Debtor-in-Possession Credit Agreement, as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.  The Credit Agreement contains requirements for the transfer of this Note and the registration of such transfer.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

APPROACH RESOURCES INC., a Delaware corporation

By:

Name:

Title:

Annex

I

EXHIBIT B
FORM OF BORROWING REQUEST

[                   ], 20[   ]

Approach Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)	Aggregate amount of the requested Borrowing is $[ ];
(ii)	Date of such Borrowing is [ ], 20[ ];
(iii)	Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
(iv)	In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is one (1) month;
(v)	Total Revolving Credit Exposures on the date hereof before giving effect to the requested Borrowing (i.e., outstanding principal amount of Loans and total LC Exposure) are $[ ]; and

(vi)	Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) are $[ ]; and

(vii)	Location and number of the Borrower’s account to which funds are to be disbursed, which comply with the requirements of Section 2.05 of the Credit Agreement, are as follows:

[	]
[	]
[	]
[	]
[	]

Exhibit A -1

I

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                ] of the Borrower, and that in such capacity as [                ] of the Borrower, he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that, with respect to the requested Borrowing, (i) the terms and conditions contained in Section 6.02 of the Credit Agreement are satisfied and (ii) the proposed use of the proceeds thereof is for Budgeted Expenses in compliance with the DIP Budget.

APPROACH RESOURCES INC., a Delaware corporation

By:

Name:

Title:

Exhibit B -1

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST

[                ], 20[   ]

Approach Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)

The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                ];

(ii)	The effective date of the election made pursuant to this Interest Election Request is [ ], 20[ ];[and]
(iii)	The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]
[(iv)	[If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is one (1) month].

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

APPROACH RESOURCES INC., a Delaware corporation

By:

Name:

Title:

Exhibit B -2

I

EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [          ] of Approach Resources Inc., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)	There exists no Default or Event of Default on the date hereof [or specify Default and describe].
(b)

[The financial statements of the Borrower delivered herewith present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes].[2]

(c)

No change in GAAP or in the application thereof that is applicable to the Borrower has occurred since ____________[3] that affects the financial statements accompanying this certificate [except ________________________].

EXECUTED AND DELIVERED this [          ] day of [          ].

APPROACH RESOURCES INC., a Delaware corporation

By:

Name:

Title:

[2]	Include certification when delivering quarterly financing statements.
[3]	Insert the ending date of the most recently ended fiscal year for which annual financial statements have been delivered.

Exhibit C - PAGE

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________

2.	Assignee:______________________________
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower:Approach Resources Inc., a Delaware corporation

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 among Approach

[4]	Select as applicable.

Exhibit D - 1

Resources Inc., a Delaware corporation, the Guarantors party thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit E - 1

6.	Assigned Interest:

Commitment Assigned	Percentage Assigned of Aggregate Commitments
%
%
%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

   Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

   Title:

Exhibit E - 2

[Consented to and]5 Accepted:

JPMORGAN CHASE BANK, N.A., as

  Administrative Agent

By_________________________________

  Title:

[Consented to:]6

[NAME OF RELEVANT PARTY]

By________________________________

  Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit E - 3

ANNEX 1

[__________________]7

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[7]	Describe Credit Agreement at option of Administrative Agent.

Exhibit E - 4

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E - 5

EXHIBIT F
DIP BUDGET

[see attached]

Exhibit E - 6

EXHIBIT G-1

Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit F-1

Exhibit G-2
Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit F-1

Exhibit G-3
Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit G-2

Exhibit G-4
Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of December 18, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, the Guarantors party thereto, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit G-3

SCHEDULE 7.05

LITIGATION

None.

Exhibit G-4

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

None.

Schedule - 1

SCHEDULE 7.14
SUBSIDIARIES

Subsidiaries	Jurisdiction of Organization	Organizational Identification Number
Approach Midstream Holdings LLC	Delaware	5178557
Approach Oil & Gas Inc.	Delaware	3884265
Approach Operating, LLC	Delaware	3726605
Approach Resources I, LP	Texas	0800269474
Approach Delaware, LLC	Delaware	3726606
Approach Services, LLC	Delaware	4666872

Schedule - 1

SCHEDULE 7.18

SWAP AGREEMENTS

The following table provides our outstanding commodity derivative positions at October 31, 2019.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
November 2019 – December 2019[1]	Collar	250 Bbls/day	$65.00/Bbl - $71.00/Bbl
November 2019 – December 2019[2]	Collar	250 Bbls/day	$65.00/Bbl - $71.00/Bbl

NGLs (C5 - Pentane)
November 2019 – December 2019[1]	Swap	100 Bbls/day	$65.31/Bbl
November 2019 – December 2019[2]	Swap	100 Bbls/day	$65.10/Bbl

Counterparties:
1 JPMorgan Chase Bank, National Association
[2] Capital One, National Association

The following table summarizes the fair value of our open commodity derivatives as of October 31, 2019 (in thousands).

	Balance Sheet Location	Fair Value
		October 31,
		2019
Derivatives not designated as hedging instruments
Commodity derivatives	Derivative assets	$556

Schedule - 1

SCHEDULE 9.05
INVESTMENTS

1.	Cash deposit of $250,000 to Texas Railroad Commission.

Schedule 7.18 - 1